Exhibit 3.1

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Cushman & Wakefield plc

Company number: 11414195

As at 6 May 2021

TABLE OF CONTENTS

		Page
1	PRELIMINARY	1

2	INTERPRETATION	1

3	LIABILITY OF MEMBERS	4

4	CHANGE OF NAME	4

SHARE CAPITAL		5

5	ALLOTMENT OF SHARES AND SPECIAL RIGHTS	5

6	COMMISSIONS ON ISSUE OF SHARES	8

7	REDUCTION OF CAPITAL	8

8	FRACTIONS ARISING ON CONSOLIDATION OR SUBDIVISION	8

9	CAPITALIZATION OF PROFITS AND RESERVES	9

10	TRUSTS NOT RECOGNIZED	10

SHARE CERTIFICATES		10

11	ISSUE OF SHARE CERTIFICATES	10

12	FORM OF SHARE CERTIFICATE	10

13	REPLACEMENT OF SHARE CERTIFICATES	11

14	CONSOLIDATED AND BALANCE SHARE CERTIFICATES	11

SHARES NOT HELD IN CERTIFICATED FORM		12

15	UNCERTIFICATED SHARES	12

CALLS ON SHARES		13

16	SUMS DUE ON SHARES	13

17	POWER TO DIFFERENTIATE BETWEEN HOLDERS	13

18	CALLS	13

19	LIABILITY FOR CALLS	14

20	INTEREST ON OVERDUE AMOUNTS	14

21	PAYMENT OF CALLS IN ADVANCE	14

FORFEITURE AND LIEN		14

22	NOTICE ON FAILURE TO PAY A CALL	14

23	FORFEITURE FOR NON-COMPLIANCE	15

24	DISPOSAL OF FORFEITED SHARES	15

25	HOLDER TO REMAIN LIABLE DESPITE FORFEITURE	15

26	LIEN ON PARTLY-PAID SHARES	16

27	SALE OF SHARES SUBJECT TO LIEN	16

28	EVIDENCE OF FORFEITURE	17

i

VARIATION OF RIGHTS		17

29	MANNER OF VARIATION OF RIGHTS	17

30	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS	18

TRANSFER OF SHARES		18

31	FORM OF TRANSFER	18

32	RIGHT TO REFUSE REGISTRATION	19

33	NO FEE ON REGISTRATION	20

TRANSMISSION OF SHARES		20

34	PERSONS ENTITLED TO SHARES ON DEATH	20

35	ELECTION BY PERSONS ENTITLED BY TRANSMISSION	20

36	RIGHTS OF PERSONS ENTITLED BY TRANSMISSION	20

37	PRIOR NOTICES BINDING	21

UNTRACED SHAREHOLDERS		21

38	UNTRACED SHAREHOLDERS	21

GENERAL MEETINGS		22

39	ANNUAL GENERAL MEETINGS	22

40	CONVENING OF GENERAL MEETINGS	22

NOTICE OF GENERAL MEETINGS		22

41	LENGTH AND FORM OF NOTICE	22

PROCEEDINGS AT GENERAL MEETINGS		23

42	CHAIRPERSON	23

43	REQUIREMENT FOR QUORUM	24

44	ADJOURNMENT	24

45	NOTICE OF ADJOURNED MEETING	24

46	AMENDMENTS TO RESOLUTIONS	25

47	PROPOSED MEMBER RESOLUTIONS	25

48	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT	29

49	COMBINED PHYSICAL AND ELECTRONIC GENERAL MEETINGS	29

50	ATTENDANCE AT AND PARTICIPATION IN GENERAL MEETINGS	30

51	SATELLITE MEETING PLACES	30

POLLS		31

52	DEMAND FOR POLL	31

53	PROCEDURE ON A POLL	32

54	TIMING OF POLL	32

VOTES OF MEMBERS		33

55	VOTES ATTACHING TO SHARES	33

56	VOTES OF JOINT HOLDERS	33

57	VALIDITY AND RESULT OF VOTE	33

DEPOSITARY		33

58	APPOINTMENT OF APPOINTED PROXIES	33

59	REGISTER OF APPOINTED PROXIES	33

60	PROXIES OF APPOINTED PROXIES	33

61	IDENTIFYING APPOINTED PROXIES	34

PROXIES AND CORPORATE REPRESENTATIVES		34

62	APPOINTMENT OF PROXIES	34

63	MULTIPLE PROXIES	34

64	FORM OF PROXY	34

65	DEPOSIT OF FORM OF PROXY	35

66	RIGHTS OF PROXY	36

67	TERMINATION OF PROXY’S AUTHORITY	36

68	CORPORATIONS ACTING BY REPRESENTATIVES	36

DEFAULT SHARES		36

69	RESTRICTION ON VOTING IN PARTICULAR CIRCUMSTANCES	36

DIRECTORS		38

70	NUMBER OF DIRECTORS	38

71	SHARE QUALIFICATION	40

72	REMUNERATION OF DIRECTORS	40

73	DIRECTORS’ EXPENSES	40

74	DIRECTORS’ PENSIONS AND OTHER BENEFITS	40

75	EXECUTIVE DIRECTORS AND LEAD INDEPENDENT DIRECTOR	40

76	LEAD INDEPENDENT DIRECTOR	41

77	POWERS OF EXECUTIVE DIRECTORS	41

78	INVESTOR DIRECTORS	41

APPOINTMENT AND RETIREMENT OF DIRECTORS		42

79	METHODS OF APPOINTING DIRECTORS	42

80	RETIREMENT AT ANNUAL GENERAL MEETINGS	43

81	TERMINATION OF OFFICE	44

82	REMOVAL OF DIRECTOR BY RESOLUTION OF COMPANY	45

MEETINGS AND PROCEEDINGS OF DIRECTORS		45

83	CONVENING OF MEETINGS OF DIRECTORS	45

84	QUORUM	46

85	CHAIRPERSON	46

86	DIRECTORS’ WRITTEN RESOLUTIONS	46

87	VALIDITY OF PROCEEDINGS	47

DIRECTORS’ INTERESTS		47

88	AUTHORIZATION OF DIRECTORS’ INTERESTS	47

89	PERMITTED INTERESTS	48

90	INVESTOR DIRECTORS	49

91	RESTRICTIONS ON QUORUM AND VOTING	52

92	CONFIDENTIAL INFORMATION	53

93	DIRECTORS’ INTERESTS—GENERAL	54

POWERS OF DIRECTORS		54

94	GENERAL POWERS	54

95	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS	55

96	BANK MANDATES	55

97	BORROWING	55

DELEGATION OF POWERS		55

98	APPOINTMENT AND CONSTITUTION OF COMMITTEES	55

99	LOCAL BOARDS AND MANAGERS	55

100	APPOINTMENT OF ATTORNEY	56

SECRETARY		56

101	SECRETARY	56

102	MINUTES	56

103	THE SEAL	56

AUTHENTICATION OF DOCUMENTS		57

104	AUTHENTICATION OF DOCUMENTS	57

REGISTERS		58

105	REGISTERS	58

DIVIDENDS		58

106	DECLARATION OF FINAL DIVIDENDS	58

107	FIXED AND INTERIM DIVIDENDS	58

108	DISTRIBUTION IN SPECIE	59

109	RANKING OF SHARES FOR DIVIDEND	59

110	MANNER OF PAYMENT OF DIVIDENDS	59

111	RECORD DATE FOR DIVIDENDS	60

112	NO INTEREST ON DIVIDENDS	60

113	RETENTION OF DIVIDENDS	60

114	UNCLAIMED DIVIDEND	61

115	WAIVER OF DIVIDEND	61

116	CALLS OR DEBTS MAY BE DEDUCTED	61

SCRIP DIVIDENDS		61

117	SCRIP DIVIDENDS	61

ACCOUNTS		63

118	ACCOUNTING RECORDS	63

COMMUNICATIONS WITH MEMBERS		63

119	SERVICE OF NOTICES	63

120	COMMUNICATION WITH JOINT HOLDERS	64

121	DECEASED AND BANKRUPT MEMBERS	65

122	FAILURE TO SUPPLY ADDRESS	65

123	SUSPENSION OF POSTAL SERVICES	66

124	SIGNATURE OR AUTHENTICATION OF DOCUMENTS SENT BY ELECTRONIC MEANS	66

125	STATUTORY PROVISIONS AS TO NOTICES	66

WINDING UP		66

126	DIRECTORS’ POWER TO PETITION	66

DESTRUCTION OF DOCUMENTS		67

127	DESTRUCTION OF DOCUMENTS	67

DIRECTORS’ LIABILITIES		68

128	INDEMNITY	68

129	INSURANCE	68

130	DEFENCE EXPENDITURE	69

131	FORUM	70

132	OTHER DEPOSITARY INTERESTS	70

133	MANDATORY OFFER PROVISIONS	70

APPENDIX		77

v

1	PRELIMINARY

Neither the regulations in The Companies (Model Articles) Regulations 2008 nor any other articles or regulations prescribing forms of articles which may apply to companies under the Act or any former enactment relating to companies shall apply to the Company.

2	INTERPRETATION

2.1	In these Articles (if not inconsistent with the subject or context):

“Act” means the Companies Act 2006;

“address” means any address or number (including, in the case of any Uncertificated Proxy Instruction, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website;

“Affiliate” has the meaning given to it in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof;

“Annual General Meeting” means a General Meeting held as the Company’s annual general meeting in accordance with Section 336 of the Act;

“Beneficially Own” has the meaning given to it in Rule 13d-3 promulgated under the Exchange Act, and “Beneficial Ownership” shall be construed accordingly;

“Board” means the Board of Directors of the Company from time to time;

“clear days” means a period of notice of the specified length, excluding the day on which the notice is served or deemed to be served and the day for which the notice is given;

“Closing” means closing of the IPO;

“combined physical and electronic General Meeting” a meeting convened and held in accordance with these Articles and which allows participants to attend in person or via an electronic platform;

“Company Communications Provisions” has the same meaning as in Section 1143 of the Act;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds or is interested directly or indirectly, including through a nominee, in, shares or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (which, for the avoidance of doubt, includes DTC);

“Depositary Interest” means any certificate, instrument, security, depositary receipt or other document of title issued or created, or interest recorded in an account maintained, by a Depositary to evidence or record the entitlement of the holder, or account holder, or to receive shares or rights or interests in respect thereof;

“Depositary Interest Holder” means the holder of a Depositary Interest;

“Directors” means the directors of the Company;

“DTC” means The Depository Trust Company and any Affiliate or nominee therefore, including Cede & Co and any successors thereto;

“electronic form” has the same meaning as in section 1168 of the Act;

“electronic means” has the same meaning as in section 1168 of the Act;

“electronic platform” means any form of electronic platform and includes, without limitation, website addresses, application technology and conference call systems;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

“General Meeting” means any general meeting of the Company, including any General Meeting held as the Company’s Annual General Meeting;

“Group” means the Company and every subsidiary and holding company of the Company and of each such subsidiary and holding company;

“hard copy form” has the same meaning as in section 1168 of the Act;

“holder” means, in relation to shares, the person whose name is entered in the Register as the holder of the shares;

“holding company” has the meaning given in section 1159 of the Act;

“Independent Director” means a director that satisfies both (i) the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Ordinary Shares are then-currently listed and (ii) the independence criteria set forth in Rule 10A-3 under the Exchange Act as amended from time to time.

“Investor Director” has the meaning set given to it in Article 78.1;

“Investors” means TPG Global, LLC (“TPG”), PAG Capital Limited (“PAG”), Ontario Teachers’ Pension Plan Board (“OTPP”) and their respective Affiliates, and “Investor” means any one of them;

“in writing” means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another;

“IPO” means the underwritten initial public offering by the Company of certain of its Ordinary Shares;

“month” means calendar month;

“Office” means the registered office of the Company for the time being;

“Operator” means the operator of a relevant system (as defined in the Uncertificated Securities Regulations) or the transfer agent of the Company (as applicable);

“Ordinary Shares” means the ordinary shares in the capital of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, merger, share exchange, consolidation or similar transaction;

“paid” means paid or credited as paid;

“participating security” means a share or other security which is permitted to be transferred by means of a relevant system;

“person entitled” in relation to a share means a person entitled to that share by reason of the death or bankruptcy of a member or otherwise by operation of law;

“physical General Meeting” any General Meeting attended by persons present in person at the location(s) specified in the notice of such General Meeting;

“present” means for the purpose of a physical General Meeting, present in person or, for the purpose of of a combined physical and electronic General Meeting, present either in person or by attendance via an electronic platform;

“Register” means the register of members of the Company;

“relevant system” means any computer-based system and procedures, permitted by the Uncertificated Securities Regulations or other applicable regulations, which enable title to shares or other securities to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

“Rights” has the meaning given to it in Article 5.1;

“Seal’’ means the common seal of the Company;

“Secretary” means the secretary of the Company and any person appointed by the Directors to perform any of the duties of the secretary, including a joint, assistant or deputy secretary;

“Securities Seal” means an official seal kept by the Company for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued as permitted by the Act;

“subsidiary” has the meaning given in section 1159 of the Act;

“these Articles” means these Articles of Association as amended from time to time;

“Transfer Office” means the place where the Register is situated for the time being;

“Uncertificated Proxy Instruction” means a properly authenticated dematerialized instruction and/or other instruction or notification, sent by means of a relevant system to a participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations (2001) (as amended);

“United Kingdom” means Great Britain and Northern Ireland;

“United States” means the United States of America;

“Voting Rights” means the voting rights attaching to any shares which are generally exercisable at General Meetings of the Company; and

“year” means calendar year.

2.2

Any reference to issued shares of any class (whether of the Company or of any other company) shall not include any shares of that class held as treasury shares except where the contrary is expressly provided.

2.3

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.4	References to an Article are to a numbered paragraph of these Articles.

2.5	The words “including” and “include” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.6

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

2.7

References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the Uncertificated Securities Regulations.

2.8	Subject to Article 29.2, the provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders.

2.9	References to a person being present at a General Meeting include a person present by corporate representative.

2.10

Except as provided above, any words or expressions defined in the Act or the Uncertificated Securities Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

2.11

A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in an electronic form or otherwise.

3	LIABILITY OF MEMBERS

The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

4	CHANGE OF NAME

The Company may change its name by resolution of the Directors.

SHARE CAPITAL

5	ALLOTMENT OF SHARES AND SPECIAL RIGHTS

5.1

In accordance with section 551 of the Act, the Directors are generally and unconditionally authorized to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (the “Share Rights”) up to an aggregate maximum number of 800,000,000 Ordinary Shares, provided that this authority shall, unless renewed, varied or revoked by ordinary resolution of the Company, expire on the date which is five years from the date of the adoption of these Articles, save that the Directors may allot shares or grant Share Rights in pursuance of an offer or agreement made before such expiry which would or might require shall to be allotted or Share Rights to be granted, notwithstanding that the authority conferred by this Article 5.1 has expired.

5.2

The Directors are generally empowered to allot equity securities (as defined in section 560 of the Act) as if section 561(1) of the Act did not apply to any such allotment, provided that this power shall: (i) be limited to the allotment of equity securities up to an aggregate maximum number of 800,000,000 Ordinary Shares; and (ii) unless renewed, varied or revoked by ordinary resolution of the Company, expire on the date which is five years from the date of the adoption of these Articles, save that the Directors may allot equity securities in pursuance of any offer or agreement made before such expiry which would or might require equity securities to be allotted after such expiry, notwithstanding that the power conferred by this Article 5.2 has expired.

5.3	The provisions set forth in Articles 5.1 and 5.2 may be renewed at any meeting of the members of the Company.

5.4

Without prejudice to any rights attached to any existing shares and subject to the Act, the Board may issue shares with such rights or restrictions as determined either by the Company by ordinary resolution or, if the Company passes an ordinary resolution to so authorize them, the Directors.

5.5

Subject to the Act, these Articles and any ordinary resolution of the Company, the Directors may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any shares to such persons, at such times and generally on such terms as the Directors may decide.

5.6

The Board may issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as the Company may determine by ordinary resolution and the Directors may determine the terms, conditions and manner of redemption of any such shares.

5.7

Subject to the provisions of the Act, the Board may exercise any power of the Company to establish a shareholder rights plan (the “Rights Plan”) including approving the execution of any document relating to the adoption and/or implementation of the Rights Plan. The Rights Plan may be in such form as the Board shall, in its absolute discretion, decide and may in particular (but without restriction or limitation) include such terms as are described in the “Summary of Example Terms” in the form appearing in the Appendix to these Articles.

5.8

Subject to the provisions of the Act, the Board may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of rights) (i) to subscribe for shares of the Company and/or (ii) to acquire Depositary Interests which would be issued by the Depositary (to whom the Company would issue new shares in connection therewith), in each case in accordance with the Rights Plan (the “Rights”).

5.9

The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 5.7 and 5.8 above, shall include (without limitation) the following where, in the opinion of the majority of the Directors present at a duly convened (in accordance with Article 84) board meeting, acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

5.9.1	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

5.9.2	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all members of the Company;

5.9.3	the Board would have additional time to gather relevant information or pursue appropriate strategies;

5.9.4	the success of the Company would be promoted for the benefit of its members as a whole;

5.9.5	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

5.9.6	the Company would not suffer serious economic harm.

5.10

Subject to the provisions of the Act, the Board may determine not to redeem the Rights and accordingly exercise any power of the Company to (i) allot shares of the Company pursuant to the exercise of the Rights or (ii) exchange or cause to be exchanged all or part of the Rights (in each case, other than Rights held by an Acquiring Person) for Ordinary Shares and/or Depositary Shares and/or another class or series of shares (an “Exchange”) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot shares of the Company or effect an Exchange, shall include (without limitation) the following where, in the opinion of the majority of the Directors present at a duly convened (in accordance with Article 84) board meeting, acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company or effect an Exchange to allot shares in the Company would improve the likelihood that:

5.10.1	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

5.10.2	an optimum price for shares (or Depositary Interests) would be received by or on behalf of all members of the Company;

5.10.3	the Board would have additional time to gather relevant information or pursue appropriate strategies;

5.10.4	the success of the Company would be promoted for the benefit of its members as a whole;

5.10.5	the long term interests of the Company, its employees, its members and its business would be safeguarded; and/or

5.10.6	the Company would not suffer serious economic harm.

5.11

For the purposes of Article 5.9 and Article 5.10 above, a person or group shall be deemed to have control (“Control”) of the Company if such person or group, whether alone or with affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if such person or group, whether alone or with affiliated or associated persons, possesses or is entitled to acquire:

5.11.1	beneficial ownership of 15 per cent or more of the voting rights attributable to the capital of the Company which are exercisable at a General Meeting; or

5.11.2

such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 15 per cent or more of the income or assets so distributed, or

5.11.3

such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 15 per cent or more of the assets of the Company which would then be available for distribution among the members.

5.12

For the purposes of Article 5.10, “Acquiring Person” shall mean any person or group (other than any Investor or its Affiliates) who has, together with affiliated or associated persons, acquired beneficial ownership of 15 per cent or more of the outstanding Ordinary Shares and Depositary Interests (without duplication) of the Company.

5.13	For the purposes of Article 5.11:

5.13.1

“person” shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and “group” and “affiliated or associated persons” shall have the meanings given to such terms under the United States federal securities laws, including the Exchange Act;

5.13.2

a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

5.13.3

there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf; and

5.13.4

“beneficial ownership” of any person or group, together with affiliated or associated persons, shall have the meaning given to such term under the United States federal securities laws, including the Exchange Act, and may include the direct or indirect possession of any right or interest that would be required to be set forth in any notice described in Article 47.1.3 below if the person or group in question were a member giving notice under Article 47.4 below.

6	COMMISSIONS ON ISSUE OF SHARES

The Company may, in connection with the issue of any shares or the sale for cash of treasury shares, exercise all powers of paying commission and brokerage permitted by the Act. Such payment may be in cash, by allotting fully or partly paid shares or other securities, or partly in one way and partly in the other.

7	REDUCTION OF CAPITAL

The Company may, by special resolution, reduce its share capital, share premium account, capital redemption reserve or redenomination reserve in any way permitted by the Act.

8	FRACTIONS ARISING ON CONSOLIDATION OR SUBDIVISION

8.1

If, as the result of consolidation, consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the Directors may, on behalf of the members, deal with the fractions as they think fit. Subject to the Act, the Directors may, in effecting divisions and/or consolidations, treat a member’s shares held in certificated form and uncertificated form as separate holdings. In particular, the Directors may:

8.1.1

aggregate fractional entitlements and sell any resulting shares to a person or persons (including, subject to the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the Directors decide, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

8.1.2

subject to the Act, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation, consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation, consolidation and division or sub-division, as the case may be).

8.2

To give effect to a sale pursuant to Article 8.1.1 above, the Directors may arrange for the shares representing the fractions to be entered in the Register as certificated shares. The Directors may also authorize a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

8.3

If shares are allotted or issued pursuant to Article 8.1.2 above, the amount required to pay up those shares may be capitalized as the Directors think fit out of amounts standing to the credit of reserves (including, but not limited to, profit and loss account, the share premium account, capital redemption reserve, merger reserve, revaluation reserve or share-based payment reserve), whether or not available for distribution and applied in paying up in full the appropriate number of shares. A resolution of the Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by ordinary resolution of the Company pursuant to Article 9. In relation to the capitalization the Directors may exercise all the powers conferred on them by Article 9 without an ordinary resolution of the Company.

9	CAPITALIZATION OF PROFITS AND RESERVES

9.1

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including but not limited to, profit and loss account, the share premium account, capital redemption reserve, merger reserve, revaluation reserve or share-based payment reserve) and apply such capitalized sum in paying up new Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares, new shares of any other class) for allotment (i) in the case of any arrangements relating to, or entered into in connection with, the issuance of shares under any equity incentive schemes relating to the shares of the Company for the benefit of employees or other service providers to the Group, to such persons as they may decide; (ii) for the purposes of Article 117, as described therein; and (iii) in all other cases, if so authorized by an ordinary resolution of the members, to the persons who would have been entitled to it if it were distributed by way of dividend (the “entitled members”) and in proportion to the number of Ordinary Shares held by them on such date as the Directors may determine, or in such other proportions as stated, or fixed as stated, in the ordinary resolution.

9.2

For the purposes of this Article 9.2, unless the ordinary resolution passed in accordance with Article 9.1 provides otherwise, if the Company holds treasury shares on the date determined in accordance with Article 9.1:

9.2.1	it shall be treated as an entitled member; and

9.2.2	all Ordinary Shares held by it as treasury shares shall be included in determining the proportions in which the capitalized sum is set aside.

9.3	To the extent a capitalized sum is appropriated from profits available for distribution it may also be applied by the Directors (without the need for an ordinary resolution of the Company):

9.3.1	in or towards paying up any amounts unpaid on existing nil or partly paid shares held by the entitled members (without the need for a separate ordinary resolution of the Company);

9.3.2	in paying up new debentures of the Company which are then allotted credited as fully paid to the entitled members or as they may direct; or

9.3.3	a combination of the two.

9.4	The Directors may:

9.4.1

make such provisions as they think fit for any fractional entitlements which might arise on a capitalization (including to disregard fractional entitlements or for the benefit of them to accrue to the Company); and

9.4.2

authorize any person to enter into an agreement with the Company on behalf of all of the entitled members in relation to the issue of shares or debentures pursuant to this Article 9. Any agreement made under such authority shall be binding on the entitled members.

9.5

The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, be employed in the business of the Company or be invested in such investments as the Board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

10	TRUSTS NOT RECOGNIZED

Except as required by law and these Articles, the Company is not obliged to recognize any person as holding any share upon any trust nor any other right in respect of any share, except the holder’s absolute right to the share and the rights attaching to it.

SHARE CERTIFICATES

11	ISSUE OF SHARE CERTIFICATES

11.1

The Company shall issue a share certificate to every person whose name is entered in the Register in respect of shares in certificated form, except where the Act allows the Company not to issue a certificate.

11.2	Subject to Article 13, the Company shall issue share certificates without charge.

11.3	The Company shall issue certificates within the time limit prescribed by the Act or, if earlier, within any time limit specified in the terms of the shares or under which they were issued.

11.4

Where shares are held jointly by several persons, the Company is not required to issue more than one certificate in respect of those shares, and delivery of a certificate to one joint holder shall be sufficient delivery to them all.

11.5	Each certificate must be in respect of one class of shares only. If a member holds more than one class of shares, separate certificates must be issued to that member in respect of each class,

11.6

Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

12	FORM OF SHARE CERTIFICATE

12.1

Every share certificate shall be executed by the Company by affixing the Seal or the Securities Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory) or otherwise in any manner permitted by the Act.

12.2

Notwithstanding the foregoing, any signatures on any share certificates need not be autographic but may be applied to the certificates by some electronic, mechanical or other means or may be printed on them.

12.3	Every share certificate shall specify the number and class of shares to which it relates, the nominal value of those shares, the amount paid up on them and any distinguishing numbers assigned to them.

13	REPLACEMENT OF SHARE CERTIFICATES

13.1

A member who has separate certificates in respect of shares of one class may request in writing that it be replaced with a consolidated certificate. The Company may comply with such request at its discretion.

13.2

A member who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as the member may specify. The Company may comply with such request at its discretion.

13.3	If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request.

13.4	No new certificate will be issued pursuant to this Article 13 unless the relevant member has:

13.4.1	first delivered the old certificate or certificates to the Company for cancellation; or

13.4.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

13.4.3	paid such reasonable fee as the Directors may decide.

13.5	In the case of shares held jointly by several persons, any request pursuant to this Article 13 may be made by any one of the joint holders.

14	CONSOLIDATED AND BALANCE SHARE CERTIFICATES

14.1	If a member’s holding of shares of a particular class increases, the Company must issue that member with either:

14.1.1	a consolidated certificate in respect of all of the shares of that class held by that member; or

14.1.2	a separate certificate in respect of only the number of shares of that class by which that member’s holding has increased.

14.2

If only some of the shares comprised in a share certificate are transferred, or the member’s holding of those shares is otherwise reduced, the Company shall issue a new certificate for the balance of such shares.

14.3	No new certificate will be issued pursuant to this Article 14 unless the relevant member has:

14.3.1	first delivered any old certificate or certificates that represent any of the same shares to the Company for cancellation; or

14.3.2	complied with such conditions as to evidence and indemnity as the Directors may think fit; and

14.3.3	paid such reasonable fee as the Directors may decide.

SHARES NOT HELD IN CERTIFICATED FORM

15	UNCERTIFICATED SHARES

15.1	In this Article 15, the “relevant rules” means:

15.1.1	any applicable provision of the Act and the Uncertificated Securities Regulations about the holding, evidencing of title to or transfer of shares other than in certificated form; and

15.1.2	any applicable legislation, rules or other arrangements made under or by virtue of such provision.

15.2	The provisions of this Article 15 have effect subject to the relevant rules. To the extent any provision of these Articles is inconsistent with the applicable relevant rules it must be disregarded.

15.3	Any share or class of shares of the Company may be issued or held on such terms, or in such a way, that:

15.3.1	title to it or them is not, or must not be, evidenced by a certificate; or

15.3.2	it or they may or must be transferred wholly or partly without a certificate.

15.4	The Directors have power to take such steps as they think fit in relation to:

15.4.1	the evidencing of and transfer of title to uncertificated shares (including in connection with the issue of such shares);

15.4.2	any records relating to the holding of uncertificated shares;

15.4.3	the conversion of certificated shares into uncertificated shares; or

15.4.4	the conversion of uncertificated shares into certificated shares.

15.5	The Company may by notice in writing to the holder of a share require that share:

15.5.1	if it is uncertificated, to be converted into certificated form; or

15.5.2	if it is certificated, to be converted into uncertificated form, to enable it to be dealt with in accordance with these Articles.

15.6	If:

15.6.1	these Articles give the Directors power to take action or require other persons to take action, in order to sell, transfer or otherwise dispose of shares; and

15.6.2

uncertificated shares are subject to that power, but the power is expressed in terms which assume the use of a certificate or other written instrument, the Directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to uncertificated shares.

15.7

The Directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertificated share or otherwise to enforce a lien in respect of it. This may include converting such share to certificated form.

15.8	Unless the Directors resolve otherwise, shares which a member holds in uncertificated form must be treated as separate holdings from any shares which that member holds in certificated form.

15.9	A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

15.10

The Company may be entitled to assume that entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities, and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

CALLS ON SHARES

16	SUMS DUE ON SHARES

16.1

For the purposes of these Articles, any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment, or at any fixed date, shall be deemed to be a call duly made and payable on the date on which it is payable.

16.2

In case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

17	POWER TO DIFFERENTIATE BETWEEN HOLDERS

On the allotment of shares, the Directors may provide that the amount of calls to be paid on those shares and the times of payment are different for different holders of those shares.

18	CALLS

18.1

Subject to the terms of allotment of the shares, the Directors may make a “call” by requiring a member to pay to the Company any money that is payable on the shares such member holds as at the date of the call.

18.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed.

18.3	Notice in writing of a call must be given to the relevant member and may specify the time or times and place where payment is required to be made.

18.4	A call may be made payable by instalments.

18.5

A member must pay to the Company the amount called on such member’s shares at the time or times and place specified, but is not required to do so until fourteen days have passed since the notice of call was sent.

18.6	A call may be wholly or partly revoked or postponed at any time before payment of it is made, as the Directors may decide.

19	LIABILITY FOR CALLS

19.1	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of such share.

19.2	A person on whom a call is made remains liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

20	INTEREST ON OVERDUE AMOUNTS

20.1

If a sum called in respect of a share is not paid by the time it is due for payment, the member from whom the sum is due shall pay interest on the sum from the time payment was due to the time of actual payment at such rate (not exceeding fifteen per cent per annum) as the Directors decide.

20.2	The Directors may waive payment of such interest wholly or in part at their discretion.

21	PAYMENT OF CALLS IN ADVANCE

21.1

Any member may pay to the Company all or any part of the amount (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by such member. The Directors may accept or refuse such payment, as they think fit.

21.2	Any payment in advance of calls shall, to the extent of such payment, extinguish the liability upon the shares in respect of which it is made.

21.3	The Company may pay interest upon the money so received (until the same would but for such advance become payable) at such rate as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

22	NOTICE ON FAILURE TO PAY A CALL

22.1	If a member fails to pay in full any call or instalment of a call on or before the due date for payment, the Directors may at any time serve a notice in writing on such member requiring payment of:

22.1.1	so much of the call or instalment as is due but unpaid;

22.1.2	any interest which may have accrued on the unpaid amount; and

22.1.3	any expenses incurred by the Company by reason of such non-payment.

22.2	The notice shall state:

22.2.1	a date (not being less than seven days from the date of service of the notice) on or before which the payment is to be made;

22.2.2	the place where the payment is to be made; and

22.2.3	that in the event of non-payment the shares on which the call has been made will be liable to be forfeited.

23	FORFEITURE FOR NON-COMPLIANCE

23.1

If the requirements of any notice given pursuant to Article 22 are not complied with and all calls and interest and expenses due in respect of such share remain unpaid, any share in respect of which such notice has been given may be forfeited by a resolution of the Directors to that effect.

23.2	Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.

23.3	Where for the purposes of its disposal a forfeited share is to be transferred to any person:

23.3.1

in the case of a share in certificated form, the directors may authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

23.3.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this Article 23, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

24	DISPOSAL OF FORFEITED SHARES

24.1

A share forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of to any person (including the person who was before such forfeiture or surrender the holder of that share or entitled to it) on such terms and in such manner as the Directors shall think fit.

24.2	At any time before a sale, re-allotment or disposal, the forfeiture or surrender may be cancelled (and any expenses in respect of the share waived) on such terms as the Directors think fit.

24.3	The Directors may authorize any person to transfer a forfeited or surrendered share pursuant to this Article 24.

25	HOLDER TO REMAIN LIABLE DESPITE FORFEITURE

25.1	A person whose shares have been forfeited or surrendered shall:

25.1.1	cease to be a member in respect of those shares;

25.1.2	in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares; and

25.1.3

remain liable to pay to the Company all moneys which, at the date of forfeiture or surrender, were payable by such person to the Company in respect of the shares together with interest on such sum at a rate of fifteen per cent per annum (or such lower rate as the Directors may decide) from the date of forfeiture or surrender until the date of actual payment.

25.2

The Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. They may also waive payment in whole or in part.

26	LIEN ON PARTLY-PAID SHARES

26.1

The Company shall have a lien on every share that has not been fully-paid for all moneys in respect of the share’s nominal value, or any premium at which it was issued, that have not been paid to the Company and are payable immediately or at a fixed time in the future, whether or not a call has been made on such sums.

26.2

The Company’s lien over a share takes priority over the rights of any third party and extends to any dividends or other sums payable by the Company in respect of that share (including any sale proceeds if that share is sold by the Company pursuant to these Articles).

26.3	The Directors may waive any lien which has arisen and may resolve that any share shall be exempt wholly or partially from the provisions of this Article 26 for such period as the Directors decide.

27	SALE OF SHARES SUBJECT TO LIEN

27.1	The Company may sell, in such manner as the Directors decide, any share in respect of which an enforcement notice has been given if that notice has not been complied with.

27.2	An enforcement notice:

27.2.1	may only be given if a sum, in respect of which the lien exists, is due and has not been paid;

27.2.2	must specify the share concerned;

27.2.3	must require payment of the sum due on a date not less than fourteen days from the date of the notice;

27.2.4	must be in writing and addressed to the holder of, or person entitled to, that share; and

27.2.5	must give notice of the Company’s intention to sell the share if the notice is not complied with.

27.3	Where for the purposes of its sale the said share is to be transferred to any person:

27.3.1

in the case of a share in certificated form, the Directors may authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer; and

27.3.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this Article 27, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer.

27.4	The net proceeds of such sale (after payment of the costs of the sale and of enforcing the lien) shall be applied:

27.4.1	first, in or towards payment or satisfaction of the amount in respect of which the lien exists, to the extent that amount was due on the date of the enforcement notice; and

27.4.2	secondly, to the person entitled to the shares immediately prior to the sale, provided that:

(i)

that person has first delivered the certificate or certificates in respect of the shares sold to the Company for cancellation or complied with such conditions as to evidence and indemnity as the Directors may think fit; and

(ii)

the Company shall have a lien over such proceeds (equivalent to that which existed upon the shares prior to the sale) in respect of sums which become or became due after the date of the enforcement notice in respect of the shares sold.

27.5	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with these Articles.

27.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the forfeiture, surrender or sale proceedings.

28	EVIDENCE OF FORFEITURE

A statutory declaration that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. Subject to compliance with any other transfer formalities required by these Articles or by law, such declaration shall constitute a good title to the share.

VARIATION OF RIGHTS

29	MANNER OF VARIATION OF RIGHTS

29.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated:

29.1.1	with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class, excluding any shares held as treasury shares; or

29.1.2

with the sanction of a special resolution of the members passed at a separate meeting of the holders of the shares of that class, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

29.2

The provisions of these Articles relating to General Meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders (with only such changes as are necessary), except that:

29.2.1	the necessary quorum at a separate meeting shall be at least two persons, holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

29.2.2	at any adjourned meeting any holder of shares of the class present at the General Meeting or represented by proxy shall be a quorum;

29.2.3	any holder of shares of the class present at the General Meeting or represented by proxy may demand a poll;

29.2.4	every such holder shall, on a poll, have one vote for each share of the class held by the holder; and

29.2.5	if a meeting is adjourned for any reason, including a lack of quorum, the adjourned meeting may be held less than ten clear days after the original meeting notwithstanding Article 43.1.

29.3

The provisions of this Article 29 shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated form a separate class the special rights of which are to be varied.

30	MATTERS NOT CONSTITUTING VARIATION OF RIGHTS

For the avoidance of doubt, the rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Act.

TRANSFER OF SHARES

31	FORM OF TRANSFER

31.1	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors.

31.2	The instrument of transfer shall be signed by or on behalf of the transferor and, if any of the shares are not fully-paid shares, by or on behalf of the transferee.

31.3	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect of those shares.

31.4	All instruments of transfer which are registered may be retained by the Company.

31.5

Where any class of shares is, for the time being, a participating security, title to shares of that class which are recorded on an Operator register of members as being held in uncertificated form may be transferred by means of the relevant system concerned. The transfer may not be in favour of more than four transferees.

32	RIGHT TO REFUSE REGISTRATION

32.1	The Directors may decline to register any transfer of shares in certificated form unless:

32.1.1	the instrument of transfer is in respect of only one class of share;

32.1.2

the instrument of transfer is lodged at the Transfer Office or at such other place as the Directors may appoint, accompanied by the relevant share certificate(s) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;

32.1.3	it is fully paid;

32.1.4	it is for a share upon which the Company has no lien; and

32.1.5	it is duly stamped or duly certificated or otherwise shown to the satisfaction of the Directors to be exempt from stamp duty (if so required).

32.2	The Directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly or in respect of more than one class of share.

32.3

The Directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where the Company is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.

32.4	When a transfer of shares has been lodged with the Company, the Directors must either:

32.4.1	register the transfer; or

32.4.2

give the transferee notice of refusal to register the transfer, together with its reasons for the refusal, as soon as practicable and in any event within two months after the date on which the transfer is lodged with it.

32.5

If the Directors refuse to register the transfer of a share, they shall as soon as reasonably practicable following the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a share in certificated form) or the date on which transfer instructions were received by the Company or the Operator (in the case of a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form) send to the transferee the notice of refusal, together with their reasons for the refusal, within the time limit prescribed by the Act.

33	NO FEE ON REGISTRATION

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

TRANSMISSION OF SHARES

34	PERSONS ENTITLED TO SHARES ON DEATH

34.1	If a member dies, the only persons the Company shall recognize as having any title to such member’s interest in the shares shall be:

34.1.1	the survivors or survivor where the deceased was a joint holder; and

34.1.2	executors or administrators of the deceased where the deceased was a sole or only surviving holder.

34.2	Nothing in this Article 34 shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by such member.

35	ELECTION BY PERSONS ENTITLED BY TRANSMISSION

35.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may either:

35.1.1	be registered as holder of the share upon giving to the Company notice in writing to that effect; or

35.1.2	transfer such share to some other person, upon supplying to the Company such evidence as the Directors may reasonably require showing such person’s title to the share.

35.2

All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall apply to any such notice or transfer as if the notice or transfer were a transfer made by the member registered as the holder of any such share.

36	RIGHTS OF PERSONS ENTITLED BY TRANSMISSION

36.1	A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law:

36.1.1

subject to Article 36.1.2, shall be entitled to the same dividends and other advantages as a registered holder of the share upon supplying to the Company such evidence as the Directors may reasonably require to show such person’s title to the share; and

36.1.2	shall not be entitled to exercise any right in respect of the share in relation to General Meetings until such person has been registered as a member in respect of the share.

36.2

A person entitled to a share who has elected for that share to be transferred to some other person pursuant to Article 36.1.2 shall cease to be entitled to any rights or advantages in relation to such share upon that other person being registered as the holder of that share.

37	PRIOR NOTICES BINDING

If a notice is given to a member in respect of a share, a person entitled to that share is bound by the notice if it was given to the member before the name of the person entitled was entered into the Register.

UNTRACED SHAREHOLDERS

38	UNTRACED SHAREHOLDERS

38.1	The Company shall be entitled to sell the shares of a member or a person entitled to those shares, if and provided that:

38.1.1

during the period of twelve years prior to the date of the publication of the advertisements referred to in Article 38.1.2 (or, if published on different dates, the first of them) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed;

38.1.2

the Company has inserted advertisements in both (i) a national newspaper in the United States and (ii) a newspaper circulating in the area in which the last known postal address of the member or other address for service notified to the Company is located, giving notice of its intention to sell the shares; and

38.1.3	during the period of three months following the publication of such advertisements the Company has received no communication from such member or person.

38.2	If the Company is entitled to sell any shares pursuant to Article 38.1, it shall do so at the best price reasonably obtainable at the time of sale.

38.3

Where a power of sale is exercisable over a share pursuant to this Article 38 (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of Article 38.1.1 (as if the words “during the period of twelve years prior to the date of the publication” were omitted from Article 38.1.1) shall have been satisfied in relation to the additional share.

38.4	To give effect to any such sale pursuant to this Article 38:

38.4.1

in the case of a share in certificated form, the Directors may authorize any person to execute an instrument of transfer of the share to the purchaser or a person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer; and

38.4.2	in the case of a share in uncertificated form, the Directors may:

(i)

to enable the Company to deal with the share in accordance with the provisions of this Article 38, require or procure any relevant person or the Operator (as applicable) to convert the share into certificated form; and

(ii)

after such conversion, authorize any person to execute an instrument of transfer of the share to the purchaser or person nominated by the purchaser and take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as it thinks fit to effect the transfer.

38.5	For the purpose of giving effect to any such sale the Directors may authorize any person to transfer the shares sold to the purchaser or its nominee.

38.6	The transferee’s title to the shares shall not be affected by any irregularity in or invalidity of the sale proceedings.

38.7	The transferee of the shares has no obligation to ensure that the purchase money is distributed in accordance with these Articles.

38.8

The net proceeds of such sale (after payment of the costs of the sale) shall belong to the Company. The Company shall be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt and no interest shall be payable in respect of it. The Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

GENERAL MEETINGS

39	ANNUAL GENERAL MEETINGS

The Directors shall convene and the Company shall hold Annual General Meetings in accordance with the Act. An Annual General Meeting shall be held at such time and place or places as the Directors think fit (including, for a combined physical and electronic Annual General Meeting, electronic platform).

40	CONVENING OF GENERAL MEETINGS

The Directors may, whenever and at such place or places as they think fit (including, for a combined physical and electronic General Meeting, electronic platform), and shall, on requisition in accordance with the Act, proceed to convene a General Meeting.

NOTICE OF GENERAL MEETINGS

41	LENGTH AND FORM OF NOTICE

41.1	Notices of General Meetings shall include all information required to be included by the Act.

41.2

An Annual General Meeting shall be called by not less than 21 clear days’ notice. Subject to the Act, all other General Meetings shall be convened by not less than 14 clear days’ notice in writing. Subject to the Act, the notice shall specify the time, date and place or places (including, for a combined physical and electronic General Meeting, electronic platform) of the meeting and the general nature of the business to be dealt with.

41.3

A notice calling an Annual General Meeting shall state that the meeting is an annual general meeting and a notice convening a meeting to pass a special resolution of the Company shall specify the intention to propose the resolution as such and shall include the text of the resolution. Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent be electronic means to that address, subject to any conditions or limitation specified in the relevant notice of meeting.

41.4

Subject to the Act, to the provisions of these Articles and to any restrictions imposed on any shares, notice shall be given to every member and every Director. The Board may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than twenty-one days before the day that notice of the meeting is sent, shall be entitled to receive such a notice. If a member is added to the Register after the day determined by the Company under this Article 41.4, this shall not invalidate the service of the notice nor entitle such member to receive notice of the meeting.

41.5

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, the notice of the meeting must specify a time, which shall not be more than 60 days (or, if less, the maximum period permitted by the Act) nor less than 10 days (or, if the maximum period permitted by the Act is less than 10 days, such date that is the maximum period permitted by the Act) before the date of the holding of such meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

41.6

Subject to the Act, if the Directors, in their absolute discretion, consider that it is impractical or unreasonable for any reason to hold a General Meeting at the time or place or places (including, for a combined physical and electronic General Meeting, electronic platform) specified in the notice calling the General Meeting, they may move and/or postpone the General Meeting to another time and/or place or places (including, for a combined physical and electronic General Meeting, electronic platform). Subject to the Act, when a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed on the Company’s investor relations page at www.cushmanwakefield.com/investorrelations. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Directors must take reasonable steps to ensure that members trying to attend the General Meeting at the original time and/or place or places (including, for a combined physical and electronic General Meeting, electronic platform) are informed of the new arrangements for the General Meeting. Proxy forms can be delivered as specified in Article 64. Any postponed and/or moved meeting may also be postponed and/or moved under this Article 41.

PROCEEDINGS AT GENERAL MEETINGS

42	CHAIRPERSON

42.1

The Chairperson of the Board shall preside as Chairperson of any General Meeting at which he/she is present (as long as he/she is willing to do so). If he/she is not present or is unwilling, the Lead Independent Director, failing whom any Director present and willing to act and, if more than one, chosen by the Directors present at the meeting, shall preside as Chairperson.

42.2

If no Director is present within ten minutes after the time appointed for holding the meeting and willing to act as Chairperson, a member may be elected to be the Chairperson by an ordinary resolution of the Company passed at the meeting.

43	REQUIREMENT FOR QUORUM

43.1

No business other than the appointment of a Chairperson shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. A quorum shall be present if members who together represent at least the majority of the voting rights of all the members entitled to vote at the relevant meeting are present at the General Meeting or represented by proxy.

43.2

If within five minutes from the time appointed for a General Meeting (or such longer interval as the Chairperson of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved or in any other case it shall stand adjourned to such day, time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Directors may decide, provided that the adjourned meeting shall be held not less than ten clear days after the original General Meeting.

44	ADJOURNMENT

44.1	The Chairperson of any General Meeting at which a quorum is present may adjourn the meeting if:

44.1.1	the members consent to an adjournment by passing an ordinary resolution;

44.1.2	the Chairperson considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

44.1.3

the Chairperson considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

44.2

The Chairperson of any General Meeting at which a quorum is present must adjourn the meeting if requested to do so by members who together represent at least the majority of the voting rights of all the members present at the General Meeting or represented by proxy.

44.3

If the Chairperson adjourns a meeting the Chairperson may specify the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) to which it is adjourned. Where a meeting is adjourned without specifying a new time and place or places (including, for a combined physical and electronic General Meeting, electronic platform), the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) for the adjourned meeting shall be fixed by the Directors.

44.4	No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

45	NOTICE OF ADJOURNED MEETING

When a meeting is adjourned for thirty days or more or without specifying a new time, not less than ten clear days’ notice of the adjourned meeting shall be given in accordance with Article 43 (making such alterations as necessary). Otherwise it shall not be necessary to give any such notice.

46	AMENDMENTS TO RESOLUTIONS

46.1

A special resolution of the Company to be proposed at a General Meeting may be amended by ordinary resolution of the Company, provided that no amendment may be made other than an amendment to correct a patent, grammatical or clerical error or as may otherwise be permitted by law.

46.2	An ordinary resolution of the Company to be proposed at a General Meeting may be amended by ordinary resolution of the Company, provided that:

46.2.1	in the opinion of the Chairperson of the meeting the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the Company; and

46.2.2

notice in writing of the proposed amendment is given to the Company by a person entitled to vote at the General Meeting in question at least forty eight hours before the meeting or adjourned meeting (as the case may be) or the Chairperson in his absolute discretion decides that the amendment may be considered or voted on.

46.3

If an amendment is proposed to any resolution of the Company under consideration but is in good faith ruled out of order by the Chairperson of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

47	PROPOSED MEMBER RESOLUTIONS

47.1

Where a member or members, in accordance with the provisions of the Act, request the Company to (i) call a General Meeting for the purposes of bringing a resolution of the members before the meeting or (ii) give notice of a resolution of the members to be proposed at a General Meeting, such request must, in each case and in addition to the requirements of the Act, contain the following (and, to the extent that the request relates to the nomination of a director, the content requirements of Article 79.3.2 also apply):

47.1.1

to the extent that the request relates to the nomination of a director as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected (or re-elected);

47.1.2

to the extent that the request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) (other than where the member is a Depositary) and any Member Associated Person on whose behalf the nomination or proposal is made, individually or in the aggregate, including any anticipated benefit to the member(s) (other than where the member is a Depositary) or the Member Associated Person therefrom on whose behalf the nomination or proposal is made; and

47.1.3	as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(ii)	the class and number of shares of the Company held by such member(s) which are owned beneficially by such member(s) and such Member Associated Persons, if any;

(iii)

any option, warrant, convertible security, share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of the Company or any class or series of shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Company or otherwise directly or indirectly owned beneficially by such member or by any Member Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (A) such interest conveys any voting rights in such security to such member or Member Associated Person, (B) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (C) such person may have entered into other transactions to hedge the economic effect of such interest (any such interest in this Article 47. l .3(iii), a “Derivative Instrument”);

(iv)

the name of each person with whom such member or Member Associated Person has any agreement, arrangement or understanding (whether written or oral) (A) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Company) or disposing of any shares of the Company, (B) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such member or Member Associated Person with respect to any shares of the Company or any business proposed by the member or (D) otherwise in connection with any business proposed by a member (and a description of each such agreement, arrangement or understanding described in this Article 47.1.3(iv) being a “Voting Agreement”);

(v)

details of all other material interests of each member or any Member Associated Person in such proposal or any security of the Company (including, without limitation, any rights to dividends or performance-based fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, “Other Interests”);

(vi)

a list of all transactions by such member and any Member Associated Person involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six-month period prior to the date of the notice;

(vii)

any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(viii)

any performance-based fees (other than an asset-based fee) that such member or any Member Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including (without limitation) any such interests held by the members of such member’s or any Member Associated Person’s immediate family sharing the same household (which information shall be supplemented by such shareholder and any Member Associate Person not later than two days after the record date for the meeting to disclose such ownership as of the record date);

(ix)

a description of the economic terms of all of the foregoing items, including all Derivative Instruments, Voting Agreements or Other Interest, and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such item, including all Derivative Instruments, Voting Agreements or Other Interests;

(x)

a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear at the General Meeting or be represented by proxy at the meeting to propose such business;

(xi)

a representation as to whether the member or any Member Associated Person intends, or is part of a group that intends, to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s shares required to approve or adopt the proposal or (B) otherwise solicit proxies or votes from members in support of such proposal;

(xii)

a certification regarding whether such member(s) and such Member Associated Persons, if any, have complied with all legal requirements in connection with such member or Member Associated Person’s acquisition of shares of the Company;

(xiii)

any other information relating to such member or Member Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(xiv)

to the extent known by the Member Associated Person or the member(s) giving the notice, the name and address of any other member or Member Associated Person supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request.

47.2	For the purposes of this Article 47, a “Member Associated Person” of any member shall mean:

47.2.1	any person controlling, directly or indirectly, or acting in concert with such member;

47.2.2	any beneficial owner of shares in the capital of the Company owned of record or beneficially by such member; and

47.2.3	any person controlling, controlled by or under common control with such Member Associated Person.

47.3

If a request made in accordance with Article 47.1 does not include the information specified in Article 47.1 or if a request made in accordance with Article 47.1 is not received in the time and manner required by Article 47.4, in respect of such shares which the relevant member(s) hold which are owned beneficially by such member(s) and the Member Associated Persons, if any, on whose behalf the nomination or proposal is made (the “member default shares”) the relevant member(s) shall not be entitled to vote, either at the General Meeting or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 47.1.

47.4

Without prejudice to the rights of any member under the Act, a member who makes a request to which Article 47.1 relates, must deliver any such request and accompanying information pursuant to Article 47.1 in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120) calendar day nor later than the close of business on the ninetieth (90) calendar day prior to the date of the first anniversary of the preceding year’s Annual General Meeting provided, however, that in the event that the date of an Annual General Meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s Annual General Meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120) calendar day prior to such Annual General Meeting and not later than the close of business on the later of (i) the ninetieth (90) calendar day prior to such Annual General Meeting and (ii) the tenth (10) calendar day after the day on which public announcement of the date of such Annual General Meeting is first made by the Company. In no event shall any adjournment or postponement of an Annual General Meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 47.4.

47.5

Notwithstanding anything in the foregoing provisions of Article 47.4 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s Annual General Meeting, a member’s notice required by Article 47.4 shall also be considered as validly delivered in accordance with Article 47.4, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5.00 pm UK time, on the tenth (10) calendar day after the day on which such public announcement is first made by the Company.

47.6

Notwithstanding the provisions of Articles 47.1 or 47.3 or the foregoing provisions of Articles 47.4 and 47.5, a member shall also comply with all applicable requirements of the Act and of the Exchange Act with respect to the matters set forth in Articles 47.1 or 47.3 or in Articles 47.4 and 47.5. Nothing in Article 47.1 or 47.3 or in Articles 47.4 and 47.5 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule l4a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

48	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT

48.1

The Directors may put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a General Meeting and the orderly conduct of the meeting, including requiring attendees to submit to searches.

48.2	The Directors may refuse entry to, or remove from, a General Meeting any member, proxy or other person who fails to comply with such arrangements, restrictions or searches.

48.3	The Chairperson of a General Meeting may take such action as the Chairperson thinks fit to maintain the proper and orderly conduct of the meeting.

49	COMBINED PHYSICAL AND ELECTRONIC GENERAL MEETINGS

49.1

The Directors may decide to hold a General Meeting as a combined physical and electronic General Meeting and, in such case, shall provide details of the means for members to attend and participate in the meeting, including the physical place or places of meeting and the electronic platforms to be used.

49.2	The Directors and the chairman of a combined physical and electronic General Meeting may make any arrangement and impose any requirement or restriction as is:

49.2.1	necessary to ensure the identification of those taking part and the security of the electronic communication; and

49.2.2	proportionate to achieving these objectives.

49.3

All resolutions put to members at a combined physical and electronic General Meeting shall be voted on by a poll in accordance with Articles 53 and 54 and such poll votes may be cast by such means as the Directors in their absolute discretion consider appropriate for the purposes of the meeting.

49.4

Persons seeking to attend or participate in a combined physical and electronic General Meeting via an electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, systems, equipment and connectivity) which are necessary to enable them to do so. Unless the meeting is adjourned by the chairman in accordance with the provisions of Article 44, any inability of a person or persons to attend or participate in a combined physical and electronic General Meeting via an electronic platform will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

50	ATTENDANCE AT AND PARTICIPATION IN GENERAL MEETINGS

50.1

In determining whether persons are attending or participating in a General Meeting, it is immaterial whether any two or more members attending it are in the same place as each other or how they are able to communicate with each other.

50.2

Two or more persons who are not in the same place as each other attend a General Meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

50.3	The Directors may make whatever arrangements they consider appropriate to enable those attending a General Meeting to exercise their rights to speak or vote at it.

50.4	A person is able to exercise the right to vote at a General Meeting when:

50.4.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

50.4.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

51	SATELLITE MEETING PLACES

51.1	To facilitate the organization and administration of any General Meeting, the Directors may decide that a physical General Meeting shall be held at two or more locations.

51.2

For the purposes of these Articles any physical General Meeting taking place at two or more locations shall be treated as taking place where the Chairperson of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred to in these Articles as a “satellite meeting place”. In order to constitute a satellite meeting place, persons attending at any particular place must be able to hear and be seen and heard by means of audio visual links by persons attending the principal meeting place and at the other satellite meeting place(s) at which the meeting is held.

51.3

A member present at the General Meeting or represented by proxy at a satellite meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

51.4	The Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

51.4.1	ensure that all members and proxies for members wishing to attend the meeting can do so;

51.4.2	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

51.4.3	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

51.4.4	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

51.5

The entitlement of any member or proxy to attend a satellite meeting place shall be subject to any such arrangements then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

51.6

If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the Chairperson may adjourn the meeting in accordance with Article 44.1.2. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

51.7

A person (a “satellite chairperson”) appointed by the Directors shall preside at each satellite meeting place to the extent practicable. Every satellite chairperson shall carry out all requests made of the satellite chairperson by the Chairperson of the General Meeting, may take such action as the satellite chairperson thinks necessary to maintain the proper and orderly conduct of the satellite meeting place and shall have all powers necessary or desirable for such purposes.

POLLS

52	DEMAND FOR POLL

52.1	For so long as any shares are held in a settlement system operated by a Depositary, any resolution of the Company put to a vote at a General Meeting must be decided on a poll.

52.2

Subject to Articles 52.1, the Directors may decide in advance of any General Meeting that some or all of the resolutions of the Company to be put to a vote at a General Meeting will be decided on a poll.

52.3

At any General Meeting, which is held as a physical General Meeting, any resolution of the Company put to a vote shall be decided on a show of hands unless the Directors have decided pursuant to Article 52.2 (subject always to Article 52.1) that it will be decided on a poll or a poll is (before the resolution is put to the vote on a show of hands, or on the declaration of the result of the show of hands) demanded by:

52.3.1	the Chairperson of the meeting;

52.3.2	not less than five members present at the General Meeting or represented by proxy and entitled to vote;

52.3.3

a member or members present at the General Meeting or represented by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding the rights attaching to any shares held as treasury shares); or

52.3.4

a member or members present at the General Meeting or represented by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any such shares held as treasury shares).

52.4

A demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairperson. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

52.5

At a General Meeting which is held as a combined physical and electronic General Meeting, a resolution put to the vote of the meeting shall be decided on a poll, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

52.6

Unless a poll is demanded (and the demand is not duly withdrawn), a declaration by the Chairperson that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, or an entry in respect of such a declaration in minutes of the meeting recorded in accordance with the Act shall be conclusive evidence of the fact without proof of the number or proportion of the rates recorded in favor of or against the resolution.

52.7	Cumulative voting of shares of the Company, regardless of the class of shares, is prohibited.

53	PROCEDURE ON A POLL

53.1	A poll shall be taken in such manner (including by use of ballot or voting papers or electronic means, or any combination of means) as the Chairperson of the meeting may direct.

53.2	The Chairperson of the meeting may appoint scrutineers (who need not be members) and may decide how and when the result of the poll is to be declared.

53.3	The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53.4

On a poll, votes may be given either by a member or members present at the General Meeting or represented by proxy and a person entitled to more than one vote need not use all his/her votes or cast all the votes he/she uses in the same way.

54	TIMING OF POLL

54.1

A poll shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place or places (including, for a combined physical and electronic General Meeting, electronic platform) as the Chairperson may direct.

54.2

No notice need be given of a poll not taken immediately if the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven days’ notice must be given specifying the time and place or places (including, for a combined physical and electronic General Meeting, electronic platform) at which the poll is to be taken.

VOTES OF MEMBERS

55	VOTES ATTACHING TO SHARES

55.1

Subject to Article 41.3 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any shares or any class of shares, on a poll, every member who is present at the General Meeting or represented by proxy shall have one vote for each share of which such member is the holder.

55.2	A proxy shall not be entitled to vote on a poll where the member appointing the proxy would not have been entitled to vote on the resolution had such member been present at the General Meeting.

56	VOTES OF JOINT HOLDERS

In the case of joint holders of a share the vote of the senior who tenders a vote, whether at the General Meeting or represented by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the Register in respect of the share.

57	VALIDITY AND RESULT OF VOTE

No objection shall be raised as to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote is tendered. Every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

DEPOSITARY

58	APPOINTMENT OF APPOINTED PROXIES

Subject to these Articles and to applicable law, a Depositary may appoint as its proxy or proxies, in relation to any Ordinary Shares which it holds, anyone it thinks fit and may determine the manner and terms of any such appointment. Each appointment must state the number and class of shares to which it relates and the total number of shares of each class in respect of which appointments exist at any one time, which must not exceed the total number of shares of each such class registered in the name of the Depositary or its nominee (the “Depositary Shares”) at that time.

59	REGISTER OF APPOINTED PROXIES

59.1

A Depositary must keep a register (the “Proxy Register”) of each person it has appointed as a proxy under Article 58 (an “Appointed Proxy”) and the number of Depositary Shares (his “Appointed Number”) to which the appointment relates. The Directors will determine the requisite information to be recorded in the Proxy Register relating to each Appointed Proxy.

59.2

Any person authorized by the Directors may inspect the Proxy Register during usual business hours and the Depositary will give such person any information which he or she requests as to the contents of the Proxy Register.

60	PROXIES OF APPOINTED PROXIES

An Appointed Proxy may appoint another person as his proxy for his Appointed Number of Depositary Shares, provided the appointment is made and deposited in accordance with Articles 62 to 68. These Articles apply to that appointment and to the person so appointed as though those Depositary Shares were registered in the name of the Appointed Proxy and the appointment was made by him in that capacity. The Directors may require such evidence as they think appropriate to decide that such appointment is effective.

61	IDENTIFYING APPOINTED PROXIES

61.1

For the purposes of determining who is entitled as an Appointed Proxy to exercise the rights conferred by Articles 59 and 60 and the number of Depositary Shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for these purposes, the Depositary may decide that the Appointed Proxies who are so entitled are the persons entered in the Proxy Register at a time and on a date (a “Record Date”) agreed between the Depositary and the Company.

61.2	When a Record Date is decided for a particular purpose:

61.2.1	an Appointed Proxy is to be treated as having been appointed for that purpose for the number and class of shares appearing against his name in the Proxy Register as at the Record Time; and

61.2.2	changes to entries in the Proxy Register after the Record Time will be ignored for this purpose.

61.3

Except for recognizing the rights given in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article 60, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Depositary) who has any interest in the Depositary Shares in respect of which the Appointed Proxy has been appointed.

61.4

At a General Meeting, the Chairperson has the final decision as to whether any person has the right to vote or exercise any other right relating to the Depositary Shares. In any other situation, the Directors have the final decision as to whether any person has the right to exercise any right relating to any Depositary Shares.

PROXIES AND CORPORATE REPRESENTATIVES

62	APPOINTMENT OF PROXIES

62.1	A member is entitled to appoint a proxy to exercise all or any of such member’s rights to attend and to speak and vote at a General Meeting.

62.2	A proxy need not be a member of the Company.

63	MULTIPLE PROXIES

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such member.

64	FORM OF PROXY

64.1	The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

64.1.1	in the case of an individual must either be signed by the appointer or the appointer’s attorney or authenticated in accordance with Article 124; and

64.1.2

in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorized officer of the corporation or authenticated in accordance with Article 124.

64.2

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 124 on behalf of the appointer by an attorney, the Directors may treat that appointment as invalid unless the power of attorney or a notarially certified copy of the power of attorney is submitted to the Company.

65	DEPOSIT OF FORM OF PROXY

65.1

The appointment of a proxy must be received in the manner set out in or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

65.1.1	in the case of a meeting or adjourned meeting, no later than midnight UK time before the commencement of the meeting or adjourned meeting to which it relates;

65.1.2

in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than forty eight hours (excluding any part of a day that is not a working day) after it was demanded, no later than midnight UK time before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

65.1.3

in the case of a poll taken more than forty eight hours (excluding any part of a day that is not a working day) after it was demanded, no later than midnight UK time before the time appointed for the taking of the poll, and in default shall not be treated as valid.

65.2

In relation to any shares in uncertificated form, the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction and may permit any supplement to, or amendment or revocation of, any Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may prescribe the method of determining the time at which any Uncertificated Proxy Instruction is to be treated as received by the Company. The Directors may treat any Uncertificated Proxy Instruction purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

65.3	Unless the contrary is stated on the proxy form, the appointment of a proxy shall be as valid for any adjournment of a meeting as it is for the meeting to which it relates.

65.4

Subject to the foregoing, the Directors may (and shall for so long as any shares are held in a settlement system operated by DTC or any other Depositary or if and to the extent that the Company is required to do so by the Act) allow an appointment of proxy to be sent or supplied in electronic form subject to any conditions or limitations as the Directors may specify. Where the Company has given an electronic address in any instrument of proxy or invitation to appoint a proxy, any document or information relating to proxies for the meeting (including any document necessary to show the validity of, or otherwise relating to, an appointment of proxy, or notice of the termination of the authority of a proxy) may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice of meeting.

65.5

In the event that more than one form of proxy is executed and received by the Company in accordance with the foregoing provisions with respect to a particular number of shares, the Directors shall accept the latest dated form of proxy received prior to the relevant deadline set out in Article 65.1 and all prior appointments with respect to such number of shares shall be deemed to have terminated.

66	RIGHTS OF PROXY

Subject to the Act, a proxy shall have the right to exercise all or any of the rights of the proxy’s appointor, or (where more than one proxy is appointed by a member) all or any of the rights attached to the shares in respect of which such person is appointed the proxy to attend, and to speak and vote, at a General Meeting.

67	TERMINATION OF PROXY’S AUTHORITY

67.1

Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 67.2.

67.2

Any such notice of death, insanity, revocation or termination must be in writing and be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office), not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at the meeting or on the same day as the meeting or adjourned meeting) for use on the holding of a poll at which the vote is cast.

68	CORPORATIONS ACTING BY REPRESENTATIVES

Subject to the Act, any corporation which is a member of the Company may by resolution of its Directors or other governing body authorize a person or persons to act as its representative or representatives at any General Meeting. A Director, the Secretary or another person authorized for the purpose by the Secretary may require a representative to produce a certified copy of the resolution of authorization before permitting him to exercise his powers.

DEFAULT SHARES

69	RESTRICTION ON VOTING IN PARTICULAR CIRCUMSTANCES

69.1

Unless the Directors resolve otherwise, no member shall be entitled in respect of any share held by such member to vote either at the General Meeting or by proxy or to exercise any other right conferred by membership in relation to General Meetings if any call or other sum due from such member to the Company in respect of that share remains unpaid.

69.2

If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Act) held by such member, has been duly served with a notice under Section 793 of the Act and is in default for a period of fourteen days in supplying to the Company the information required by that notice, then (unless the Directors otherwise determine) in respect of:

69.2.1

the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

69.2.2

any other shares held by the member, the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 69.3.2) be entitled to attend or vote either in at the General Meeting or by proxy at a General Meeting or to exercise any other right conferred by membership in relation to General Meetings.

69.3

Where the default shares represent 0.25 per cent or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice in writing (a “direction notice”) to such member direct that:

69.3.1

any dividend or part of a dividend (including shares to be issued in lieu of a dividend) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member; and/or

69.3.2	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)	the member is not in default as regards supplying the information required; and

(ii)

the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares that are the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Act.

69.4

The Board shall send a copy of the direction notice to each other person appearing to be interested in the shares the subject of that direction notice, but the failure or omission by the Board to do so shall not invalidate such notice.

69.5

Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues. Any direction notice shall cease to have effect at such time as the Directors decide. Within a period of one week of the default being duly remedied, the Directors shall decide that the relevant direction notice shall cease to have effect and shall give written notice of that fact to the member as soon as reasonably practicable.

69.6	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 69.3.2.

69.7	For the purposes of this Article 69:

69.7.1

a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under Section 793 of the Act and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company or the Board knows or has reasonable cause to believe that the person in question is or may be interested in the shares, and

69.7.2	a transfer of shares is an “approved transfer” if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as determined of Section 974 of the Act); or

(ii)

the Directors are satisfied that the transfer is made pursuant to a genuine sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares, including any such sale made through an investment exchange that has been granted recognition under the Financial Services and Markets Act 2000 or through a stock exchange outside the United Kingdom of Great Britain and Northern Ireland on which the Company’s shares are normally traded. For the purposes of this Article 69 any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

69.8

Where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article 69 shall be deemed to apply only to those shares held by a Depositary in which such person appears to be interested and not (so far as that person’s interest is concerned) to any other shares held by a Depositary in which such person does not have an interest and references to default shares shall be construed accordingly.

69.9	The provisions of this Article 69 are in addition and without prejudice to the provisions of the Act.

DIRECTORS

70	NUMBER OF DIRECTORS

70.1	Subject to the provisions of these Articles, the number of directors shall be as the Board may determine from time to time, but shall not be less than five and no more than eleven in number.

70.2

If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a General Meeting, but for no other purpose. If there are no directors willing to act, then any members who together represent at least a majority of the voting rights of all the members entitled to vote at the relevant meeting personally or by proxy may summon a General Meeting for the purpose of appointing directors.

70.3

Immediately following the date of adoption of these Articles, the Board shall consist of seven members (the “Initial Directors”), and the Company shall cause the Board to consist of seven members, in each case as follows:

70.3.1	five Investor Directors (one or more of whom may, but need not, be Independent Directors);

70.3.2	the Chief Executive Officer; and

70.3.3	one Independent Director (in addition to any Investor Directors who are also Independent Directors),

until such time as the Board or the Company determine otherwise, in accordance with the shareholders’ agreement in respect of the Company entered into by the Company from time to time and these Articles.

70.4

In addition to any vote or consent of the Board or the members of the Company required by applicable law or these Articles or other organizational document of the Company, and notwithstanding anything to the contrary in any shareholders’ agreement in respect of the Company entered into by the Company from time to time, for so long as any such shareholders’ agreement is in effect, any action by the Board to increase or decrease the total number of Directors (including pursuant to Article 70.8 below, and in each case other than any increase in the total number of Directors in connection with the election of one or more Directors elected exclusively by the holders of one or more classes of the Company’s shares other than Ordinary Shares) shall require the prior written consent of the Investors.

70.5

Following the Closing, the Initial Directors shall be divided into three classes of Directors, designated as “Class I”, “Class II” and “Class III”, respectively (each a “Class”). The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. The Board is also authorized to assign any persons who take office as Directors after the date hereof to any such Class; provided, however, that the Classes are as close to equal size as possible.

70.6

In the event of any increase in the number of Directors (including pursuant to Article 70.8), the newly created directorships resulting from such increase shall be apportioned by the Board among the Classes of Directors so as to maintain such Classes as nearly equal as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director.

70.7	Notwithstanding the foregoing provisions, each Director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal.

70.8

Subject to Article 70.1 and to the provisions of any shareholders’ agreement in respect of the Company entered into by the Company from time to time, up to two additional directors each satisfying the requirements to qualify as an Independent Director may be appointed by a majority of the Board.

71	SHARE QUALIFICATION

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

72	REMUNERATION OF DIRECTORS

Any Director who holds any executive office (including for this purpose the office of Chairperson or Lead Independent Director whether or not such office is held in an executive capacity), or who serves on any committee of the Directors or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

73	DIRECTORS’ EXPENSES

73.1

The Company may repay or advance to any Director all such reasonable expenses as that Director may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or separate meetings of any class of members or debentures or otherwise in connection with the business of the Company and all such reasonable expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his or her duties as a Director.

73.2	Each of the Directors may be paid such fees as the Board may from time to time determine.

73.3

Any Director who is appointed to hold any employment or executive office with the Company or who, at the Company’s request, goes or resides abroad for any of the Company’s purposes or who otherwise performs services that in the opinion of the Board are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors (or any duly authorized committee of the Directors) may determine either in addition to or in lieu of any other remuneration.

74	DIRECTORS’ PENSIONS AND OTHER BENEFITS

The Directors shall have power to pay and agree to pay remuneration, including gratuities, allowances, pensions or other retirement, superannuation, death, sickness or disability benefits, to, or to any person in respect of, a Director or former director, or any person who is or was at the time employed by, or held an executive or other office or place of profit in, the Company or any subsidiary thereof.

75	EXECUTIVE DIRECTORS AND LEAD INDEPENDENT DIRECTOR

75.1

The Directors may from time to time appoint one or more of them to be the holder of any executive office (or, where considered appropriate and in accordance with Articles 85 and 76 respectively, the office of Chairperson or Lead Independent Director) on such terms and for such period as they may (subject to the provisions of the Act) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

75.2

The appointment of any Director to any other executive office shall not automatically terminate if such Director ceases to be a Director for any reason, unless the contract or resolution under which such Director holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.

76	LEAD INDEPENDENT DIRECTOR

One of the Independent Directors may be elected on an annual basis by the Directors to act as the Lead Independent Director. The Lead Independent Director shall have such responsibilities as are specifically conferred upon him or her by the Directors.

77	POWERS OF EXECUTIVE DIRECTORS

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers. They may from time to time revoke, withdraw, alter or vary all or any of such delegated powers.

78	INVESTOR DIRECTORS

78.1

Each such individual whom an Investor shall actually designate pursuant to this Article 78 and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “Investor Director”.

78.2

An Investor Director, being entitled to be appointed in accordance with this Article 78, shall be appointed as a director of the Company by notice, given by the relevant Investor, in writing sent to or received at the office or an address specified by the Company for the purposes of communication by electronic means or tendered at a meeting of the Board.

78.3	If an Investor Director ceases to be a Director for any reason, the relevant Investor shall be entitled to nominate a replacement.

78.4

At each applicable Annual General Meeting or General Meeting at which directors are to be elected, there shall be included in the slate of nominees recommended by the Board for election as directors that number of individuals designated by the Investors that, if elected, will result in:

78.4.1

TPG having two Directors; provided, however, that (A) if TPG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 7.5 per cent of the Ordinary Shares outstanding as of the Closing, then one TPG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, the number of TPG Directors shall be reduced to one; and

(B) if TPG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 2.5 per cent of the Ordinary Shares outstanding as of the Closing, then the remaining TPG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, TPG shall have no right to designate a Director;

78.4.2

PAG having two Directors; provided, however, that (A) if PAG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 7.5 per cent of the Ordinary Shares outstanding as of the Closing, then one PAG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, the number of PAG Directors shall be reduced to one; and if PAG, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 2.5 per cent of the Ordinary Shares outstanding as of the Closing, then the remaining PAG Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, PAG shall have no right to designate a Director; and

78.4.3

OTPP having one Director; provided, however, that if OTPP, in the aggregate, beneficially owns, as of the date that is 120 days before the date of such Annual General Meeting or General Meeting, less than 2.5 per cent of the Ordinary Shares outstanding as of the Closing, then the OTPP Director must offer to tender his or her resignation in connection with such meeting and, with respect to such meeting and subsequent meetings, OTPP shall have no right to designate a Director.

78.5

If at any time an Investor has designated fewer than the total number of individuals that such Investor is then entitled to designate pursuant to Article 78.4, such Investor shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Board shall use its best efforts to (i) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (ii) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

78.6

In the event that a vacancy is created at any time by the death, disability, retirement, removal or resignation of any Investor Director, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Board shall use its best efforts to cause such vacancy to be filled, as soon as possible, by a new designee of the relevant Investor, and the Board shall take or cause to be taken, to the fullest extent permitted by law, at any time and from time to time, all actions necessary to accomplish the same.

APPOINTMENT AND RETIREMENT OF DIRECTORS

79	METHODS OF APPOINTING DIRECTORS

79.1

Subject to the provisions of these Articles, any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director by the Company by ordinary resolution or by the Board, either to fill a vacancy or as an addition to the existing Board, provided that the appointment does not cause the number of Directors to exceed any fixed number in accordance with these Articles as the maximum number of Directors.

79.2	The appointment of a person to fill a vacancy or as an additional Director shall take effect from the end of the relevant meeting.

79.3	No person shall be appointed a Director at any General Meeting unless:

79.3.1	he is nominated by the Board; or

79.3.2

notice of the intention to nominate that person for appointment is given by a member qualified to vote at the meeting (other than the person to be proposed) has been received by the Company in accordance with Article 47.1 and Article 47.4 or section 338 of the Act stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

79.4	The Directors may require that any notice of a proposed director by a member include additional disclosure regarding such proposed director, including such person’s interest in the Company.

79.5

Where two or more individuals are proposed to be appointed at a General Meeting of the Company pursuant to Article 79.1, unless the members have previously approved otherwise at that General Meeting, the appointments must not be proposed as a single resolution of the Company and must be proposed as separate resolutions of the Company in accordance with section 160 of the Act.

79.6

In the event that at a General Meeting it is proposed to vote upon a number of the resolutions of the Company for the appointment of a person as a Director (each a “Director Resolution”) that exceeds the total number of Directors that are to be appointed to the Board at that meeting (the “Board Number”), the persons that shall be appointed Directors shall first be the person who receives the greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of “for” votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of Directors so appointed equals the Board Number.

79.7

Subject to the Act, the Company may enter into an agreement or arrangement with any Director for the provision of any services outside the scope of the ordinary duties of a director. Any such agreement or arrangement may be made on such terms and conditions as (subject to the Act) the Board thinks fit and (without prejudice to any other provision of these Articles) the Board may remunerate any such Director for such services as it thinks fit.

80	RETIREMENT AT ANNUAL GENERAL MEETINGS

80.1

At the first Annual General Meeting of the Company following Closing, each Director in Class I shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the first Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

80.2

At the second Annual General Meeting of the Company following Closing, each Director in Class II shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the second Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

80.3

At the third Annual General Meeting of the Company following Closing, each Director in Class III shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the third Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

80.4

At each succeeding Annual General Meeting of the Company following the third Annual General Meeting of the Company following Closing, Directors shall be elected to serve for a term of three years to succeed the Directors of the class whose terms expire at such Annual General Meeting.

80.5

Subject to the provisions of these Articles, a Director shall remain a member of the class of directors to which he or she was assigned in accordance with Article 70.5. The initial terms of each class of directors shall expire as set forth in this Article 80, subject to such director’s earlier death, resignation, disqualification or removal.

80.6

Where a Director retires at an Annual General Meeting in accordance with Article 80.1, 80.2 or 80.3 or otherwise, the Company may at the meeting by ordinary resolution fill the office being vacated by electing the retiring Director. In the absence of such a resolution, the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

80.6.1	where at such meeting a resolution of the Company for the re-election of such Director is put to the meeting and lost;

80.6.2	where such Director is ineligible for re-election or has given notice in writing to the Company that he/she is unwilling to be re-elected; or

80.6.3

where a resolution of the Company to elect such Director is void by reason of contravention of section 160 of the Act (whereby at a General Meeting a motion for the appointment of two or more persons as Directors by a single resolution must not be made unless a resolution that it should be made has first been agreed to by the meeting without any vote being given against it).

80.7

The retirement shall not have effect until the conclusion of the meeting except where a resolution of the Company is passed to elect some other person in the place of the retiring Director or a resolution for the retiring Director’s re-election is put to the meeting and lost. Accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

81	TERMINATION OF OFFICE

81.1	The office of a Director shall be terminated if:

81.1.1	the Director becomes prohibited by law from acting as a Director or ceases to be a Director by virtue of any provision of the Act;

81.1.2	the Company has received notice in writing of the Director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

81.1.3	the Director has retired at an Annual General Meeting in accordance with Articles 80.1, 80.2 and 80.3 or otherwise, and any of Articles 80.6.1, 80.6.2 or 80.6.3 applies;

81.1.4

the Director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the Director in another country;

81.1.5

an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the Director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the Director’s property or affairs;

81.1.6	the Director is absent from meetings of the Directors for six consecutive months without permission and the Directors have resolved that the Director’s office be vacated;

81.1.7	notice in writing of termination is served or deemed served on the Director and that notice is given by all of the other Directors for the time being; or

81.1.8

in the case of a Director other than any Director holding an executive office, if the Directors resolve to require the Director to resign and the Director fails to do so within thirty days of notification of such resolution being served or deemed served on the Director.

81.2

If a Director holds an appointment to an executive office which automatically terminates on termination of the Director’s office as Director, the Director’s removal from office pursuant to this Article 81 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between the Director and the Company.

82	REMOVAL OF DIRECTOR BY RESOLUTION OF COMPANY

In accordance with and subject to the provisions of the Act, the Company may remove any Director from office by ordinary resolution of which special notice has been given and elect another person in place of a Director so removed from office. Such removal may take place notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but shall be without prejudice to any claim the Director may have for damages for breach of any such agreement.

MEETINGS AND PROCEEDINGS OF DIRECTORS

83	CONVENING OF MEETINGS OF DIRECTORS

83.1

Subject to the provisions of these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors by giving notice to the other Directors.

83.2

It shall constitute reasonable and sufficient notice to each Director to send notice by first-class mail, overnight delivery, electronic mail, facsimile or hand delivery at least 2 Business Days before the meeting to: (i) such Director’s usual business address; or (ii) with respect to an Investor Director, the usual business address of such Investor Director’s nominating Investor. Any such notice must also be sent, at the same time, by electronic mail to the usual electronic mailing addresses of the Director and, with respect to an Investor Director, such Investor Director’s nominating Investor. Notice of a meeting need not be given to any Investor Director if a written waiver of notice, executed by such Investor before or after the meeting, is filed with the records of the meeting, or to any Investor Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Investor Director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

83.3	Any Director may waive notice of any meeting and any such waiver may be retroactive.

83.4

The Directors shall be deemed to meet together if they are in separate locations but are linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other.

84	QUORUM

84.1

The quorum necessary for the transaction of business of the Directors shall be a majority of the total number of Directors, including, for each Investor that then-currently has designated (solely and not jointly) for nomination pursuant to these Articles and any shareholders’ agreement in respect of the Company entered into by the Company from time to time at least one Investor Director who is serving on the Board of Directors, one Director so designated by such Investor; provided, however, that each Investor may, in its sole discretion, agree to waive the quorum requirement set forth above with respect to its Investor Directors.

84.2	A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

84.3

If a quorum is not present within half an hour of the time appointed for the meeting or if a quorum ceases to be present during the course of the meeting, the Director(s) present shall adjourn the meeting to a specified time and place not less than one day after the original date of the meeting, without further notice or waiver thereof. The quorum necessary for the transaction of business of the Directors at such adjourned meeting may be fixed from time to time by the Directors and unless so fixed at any other number shall be a majority of the Directors.

85	CHAIRPERSON

85.1

The Directors may elect from their number a Chairperson, and decide the period for which the Chairperson is to hold office. If no Chairperson has been appointed or if at any meeting of the Directors no Chairperson is present within five minutes after the time appointed for holding the meeting, the Lead Independent Director shall be chairperson of the meeting, or, if no Lead Independent Director has been appointed or Lead Independent Director is not present at such time, the Directors present may choose one of their number to be chairperson of the meeting.

85.2	In the case of an equality of votes, neither the Chairperson nor any other chairperson shall be entitled to a casting vote.

86	DIRECTORS’ WRITTEN RESOLUTIONS

86.1	Any Director may, and the Secretary at the request of a Director shall, propose a written resolution by giving written notice to the other Directors.

86.2	A written resolution of the Directors shall be adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:

86.2.1	signed one or more copies of it; or

86.2.2	otherwise indicated their agreement to it in writing (including electronic mail or signature).

86.3

In addition to the requirements set out in Article 86.2, a written resolution of the Directors shall not be adopted if the number of Directors who have signed it is less than the quorum required in accordance with these Articles.

86.4	Once a written resolution of the Directors has been adopted, it must be treated as if it had been a resolution passed at a meeting of the Board in accordance with these Articles.

87	VALIDITY OF PROCEEDINGS

All acts done by any meeting of Directors or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.

DIRECTORS’ INTERESTS

88	AUTHORIZATION OF DIRECTORS’ INTERESTS

88.1

For the purposes of section 175 of the Act, the Directors shall have the power to authorize any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

88.2	Authorization of a matter under this Article 88 shall be effective only if:

88.2.1

the matter in question shall have been proposed for consideration at a meeting of the Directors, in accordance with the Directors’ normal procedures or in such other manner as the Directors may resolve;

88.2.2

any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

88.2.3	the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

88.3	Any authorization of a matter under this Article 88 may:

88.3.1	extend to any actual or potential conflict of interest which may arise out of the matter so authorized;

88.3.2	be subject to such conditions or limitations as the Directors may resolve, whether at the time such authorization is given or subsequently; and

88.3.3	be terminated by the Directors at any time, and a Director shall comply with any obligations imposed on the Director by the Directors pursuant to any such authorization.

88.4

A Director shall not, save as otherwise agreed by such Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any matter authorized by the Directors under this Article 88 and any contract, transaction or arrangement relating to such a matter shall not be liable to be avoided on the grounds of any such benefit.

89	PERMITTED INTERESTS

89.1	Subject to compliance with Article 88.2, a Director, notwithstanding such Director’s office, may have an interest of the following kind:

89.1.1	where a Director (or a person connected with the Director) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;

89.1.2

where a Director (or a person connected with the Director) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

89.1.3

where the Director (or a person connected with the Director) acts (or any firm of which the Director is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as the Company’s auditors) whether or not the Director (or such person or firm) is remunerated for such work;

89.1.4

where a Director is or becomes a director or officer of any other body corporate in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the Director’s appointment as director or officer of that other body corporate;

89.1.5	where a Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

89.1.6	where a Director has an interest or a transaction or arrangement giving rise to an interest of which the Director is not aware; or

89.1.7	where a Director has any other interest authorized by ordinary resolution of the Company. No authorization under Article 88 shall be necessary in respect of any such interest.

89.2

A Director shall declare the nature and extent of any interest permitted under Article 88.1, and not falling within Article 88.3, at a meeting of the Directors or in such other manner as the Directors may resolve.

89.3	No declaration of an interest shall be required by a Director in relation to an interest:

89.3.1	falling within Article 89.1.5 or Article 89.1.6;

89.3.2

if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

89.3.3

if, or to the extent that, it concerns the terms of the Director service contract (as defined in section 227 of the Act) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

89.4

A Director shall not, save as otherwise agreed by the Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 88.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

89.5	For the purposes of this Article 89, “Relevant Company” shall mean:

89.5.1	the Company;

89.5.2	a subsidiary undertaking of the Company;

89.5.3	any holding company of the Company or a subsidiary undertaking of any such holding company;

89.5.4	any body corporate promoted by the Company; or

89.5.5	any body corporate in which the Company is otherwise interested.

90	INVESTOR DIRECTORS

90.1

In addition to the provisions of Article 88 and subject to Article 89, a Director who is not an employee of the Group shall be authorized for the purposes of section 175 of the Act to act or continue to act as a Director notwithstanding that at the time of his appointment or subsequently he also:

90.1.1	holds office as a director of an Investor or of an Affiliate of that Investor;

90.1.2	holds any other office, employment or engagement with that Investor or with an Affiliate of that Investor; or

90.1.3	is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in an Investor or an Affiliate of that Investor.

90.2

A Director who is not an employee of the Group shall be authorized for the purposes of section 175 of the Act to act or continue to act as a Director, notwithstanding his role as a representative of the Investor for the purposes of monitoring and evaluating its investment in the Company.

90.3	For the avoidance of doubt, this Article 90 does not authorize a Director who is not an employee of the Group for the purposes of section 175 of the Act where:

90.3.1	he or she holds office as a director of an Investor or an Affiliate of an Investor; and

90.3.2	such Affiliate is considered, following determination by the other Directors at the relevant time, to be in direct competition with the business of the Company or any member of the Group.

90.4

Any determination as to whether an Affiliate of an Investor is in direct competition with the business of the Company or any member of the Group will be effective only if at the meeting at which the matter is considered any requirement as to quorum is met without counting the Director in question or any other Director interested in the matter under consideration and the matter was agreed to without such Director voting. A directorship of an Affiliate of an Investor determined to be in direct competition with the business of the Company or any member of the Group and held by a Director who is not an employee of the Group will be considered in accordance with Article 87.

90.5

Subject to the provisions of any shareholders’ agreement in respect of the Company entered into by the Company from time to time, to the fullest extent permitted by applicable law, if any Investor Affiliated Person acquires knowledge of a potential Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Company and its Affiliates (excluding any Investor Affiliated Person) and its direct or indirect subsidiaries shall have no interest or expectancy in such Corporate Opportunity, or in being offered an opportunity to participate in such Corporate Opportunity, and any interest or expectancy in any Corporate Opportunity or any expectation in being offered the opportunity to participate in any Corporate Opportunity is hereby renounced and waived so that, such Investor Affiliated Person, to the fullest extent permitted by applicable law, (i) shall have no duty (fiduciary, statutory, contractual or otherwise) to communicate or present such Corporate Opportunity to the Company or any of its Affiliates (excluding any Investor Affiliated Person) or any of its direct or indirect subsidiaries or any member of the Company; (ii) shall have the right to hold or pursue, directly or indirectly, any such Corporate Opportunity for the Investor’s own account and benefit and the Investor may direct such Corporate Opportunity to another person; and (iii) shall not be liable to the Company, any of its Affiliates (excluding any Investor Affiliated Person) or any of its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or shareholder, for breach of any duty (fiduciary, statutory, contractual or otherwise) as a member, director or officer of the Company or otherwise by reason of the fact that it pursues or acquires such Corporate Opportunity, directs such Corporate Opportunity or another person or does not communicate information regarding such Corporate Opportunity to the Company or any of its Affiliates (excluding any Investor Affiliated Person) or any of its direct or indirect subsidiaries.

(i) The Company hereby expressly acknowledges and agrees that each of the Investors, their Affiliates and affiliated investment funds and any Investor Affiliated Person, has the right to, and shall have no duty (fiduciary, statutory, contractual or otherwise) not to, (i) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its direct or indirect subsidiaries engages or proposes to engage, on such Person’s own behalf, or in partnership with, or as an employee, officer, director, member or shareholder of any other Person, including those lines of business deemed to be competing with the Company or any of its direct or indirect subsidiaries; (ii) do business with any potential or actual customer or supplier of the Company or any of its Affiliates or its direct or indirect subsidiaries; and (iii) employ or otherwise engage any officer or employee of the Company or any of its

Affiliates or direct or indirect subsidiaries. The Company hereby expressly acknowledges and agrees that neither the Company nor any of its Affiliates or any of its direct or indirect subsidiaries nor any member of the Company shall have any rights in and to the business ventures of the Investors, their Affiliates and affiliated investment funds, or the income or profits derived therefrom. To the fullest extent permitted by law, no Investor Affiliated Person shall be liable to the Company, any of its Affiliates or its direct or indirect subsidiaries, their respective Affiliates or their respective direct or indirect partners, members, or shareholders, for breach of any duty (fiduciary, statutory, contractual or otherwise) as a member, director or officer of the Company or otherwise by reason that such Investor Director is engaging in any activities or lines of business or competing with the Company or its direct or indirect subsidiaries.

90.6

The Company hereby acknowledges and agrees that, to the fullest extent permitted by applicable law, the Investor Directors are not restricted from using Acquired Knowledge in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

90.7	For the purposes of this Article 90:

90.7.1

“Acquired Knowledge” means information about the Company and its direct or indirect subsidiaries that may, to the fullest extent permitted by applicable law, enhance each an Investor Affiliated Person’s knowledge and understanding of (i) the industries in which the Company and its direct and indirect subsidiaries operate, (ii) the activities in which the Company and its direct or indirect subsidiaries now engage, may continue to engage or may in the future engage (which shall include, without limitation, other business activities that overlap with or compete with those in which the Company and its Affiliates and its direct or indirect subsidiaries may engage directly or indirectly) or (iii) related lines of business in which the Company or its direct or indirect subsidiaries may engage directly or indirectly;

90.7.2

“Corporate Opportunity” means (i) an investment or business opportunity or activity, including without limitation those that might be considered the same as or similar to the Company’s business or the business of any Affiliate or any direct or indirect subsidiary of the Company, including those deemed to be competing with the Company or any Affiliate or any direct or indirect subsidiary of the Company, or (ii) a prospective economic or competitive advantage in which the Company or any Affiliate or any direct or indirect subsidiary of the Company could have an interest or expectancy. In addition to and notwithstanding the foregoing, a Corporate Opportunity shall not be deemed to be a potential opportunity for the Company or any Affiliates or any direct or indirect subsidiary if it is a business opportunity that (i) the Company, Affiliate or direct or indirect subsidiary, as applicable, is not financially able or contractually permitted or legally able to undertake, (ii) from its nature, is not in the line of the Company’s, Affiliate’s or direct or indirect subsidiary’s, as applicable, business or is of no practical advantage to it or (iii) is one in which the Company, Affiliate or direct or indirect subsidiary, as applicable, has no interest or reasonable expectancy; and

90.7.3

“Investor Affiliated Person” means each of the Investors and all of their respective partners, principals, directors, officers, members, managers, managing directors, advisors, consultants and employees, Affiliates, the Investor Directors, or any officer of the Company that is an Affiliate of the Investors.

91	RESTRICTIONS ON QUORUM AND VOTING

91.1

Save as provided in this Article 91, and whether or not the interest is one which is authorized pursuant to Article 87 or permitted under Article 88, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which the Director (or a person connected with the Director) is interested. Any vote of a Director in respect of a matter where the Director is not entitled to vote shall be disregarded.

91.2	A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which the Director is not entitled to vote.

91.3

Subject to the provisions of the Act, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement or any other proposal:

91.3.1	in which the Director has an interest of which the Director is not aware;

91.3.2	in which the Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

91.3.3	in which the Director has an interest only by virtue of interests in shares, debentures or other securities of the Company or by reason of any other interest in or through the Company;

91.3.4

which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of (i) money lent or obligations incurred by the Director or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings or (ii) a debt or other obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

91.3.5

concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings (i) in which offer the Director is or may be entitled to participate as a holder of securities or (ii) in the underwriting or sub-underwriting of which the Director is to participate;

91.3.6

concerning any other body corporate in which the Director is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that the Director (together with persons connected with the Director) is not the holder of or beneficially interested in one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

91.3.7

relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award the Director any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

91.3.8	concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

91.3.9	concerning the giving of indemnities in favor of Directors where all other Directors are also being offered indemnities on substantially the same terms;

91.3.10

concerning the funding of expenditure by any Director or Directors (i) on defending criminal, civil or regulatory proceedings or action against the Director or Directors, (ii) in connection with an application to the court for relief, or (iii) on defending the Director or Directors in any regulatory investigations, where all other Directors are being offered substantially the same arrangements;

91.3.11

concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in Article 91.3.10, where all other Directors are being offered substantially the same arrangements; and

91.3.12	in respect of which the Director’s interest, or the interest of Directors generally, has been authorized by ordinary resolution of the Company.

91.4

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or anybody corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under Article 90.1) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning the Director’s own appointment or the fixing or variation of the terms of the Director’s own appointment.

91.5

If a question arises at any time as to whether any interest of a Director prevents the Director from voting, or being counted in the quorum, under this Article 91, and such question is not resolved by the Director voluntarily agreeing to abstain from voting, such question shall be referred to the Chairperson of the meeting and the Chairperson’s ruling in relation to any Director other than the Chairperson shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the Chairperson of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the Chairperson of the meeting (so far as it is known to the Chairperson) has not been fairly disclosed to the Directors.

92	CONFIDENTIAL INFORMATION

92.1

If a Director, other than by virtue of the Director’s position as Director, receives information in respect of which the Director owes a duty of confidentiality to a person other than the Company, the Director shall not be required:

92.1.1	to disclose such information to the Company, the Directors or to any Director, officer or employee of the Company; or

92.1.2	otherwise to use or apply such confidential information for the purpose of or in connection with the performance of the Director’s duties as a Director.

92.2

Where such duty of confidentiality arises out of a situation in which the Director has, or can have a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 92.1 shall apply only if the conflict arises out of a matter which has been authorized under Article 88 or falls within Article 89.

92.3

This Article 92 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 92.

93	DIRECTORS’ INTERESTS—GENERAL

93.1	For the purposes of Articles 87 to 92, a person is connected with a Director if that person is connected for the purposes of section 252 of the Act.

93.2

Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including:

93.2.1	not attending any meetings of the Directors at which the relevant situation or matter falls to be considered; and

93.2.2

not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for the Director concerned to have access to such documents or information.

93.3

The Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorized by reason of a contravention of any provisions of Articles 87 to 92 or suspend or relax the provisions of Articles 87 to 92 to any extent.

POWERS OF DIRECTORS

94	GENERAL POWERS

94.1

The Directors shall manage the business and affairs of the Company and may exercise all powers of the Company to borrow money and to mortgage or charge the Company’s undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, other than those that are required by the Act or by these Articles to be exercised by the Company in General Meeting.

94.2

No alteration of these Articles and no direction given by the Company shall invalidate a prior act of the Directors which would have been valid if the alteration had not been made or the direction had not been given. The provisions of these Articles giving specific powers to the Directors do not limit the general powers given by this Article 94.

95	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS

The Directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director, former Director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

96	BANK MANDATES

The Directors may by resolution authorize such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorization from time to time by resolution.

97	BORROWING

Subject to these Articles and the Act, the Directors may exercise all powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and called capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or other obligation of the Company or any third party.

DELEGATION OF POWERS

98	APPOINTMENT AND CONSTITUTION OF COMMITTEES

98.1

The Directors may delegate any of their powers or discretions (including all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to such person (who need not be a Director) or committee (composing any number of persons, who need not be Directors) and in such manner as they think fit. Any such delegation may be either collaterally with or to the exclusion of their own powers and the Directors may revoke or alter the terms of any such delegation. Any such person or committee shall, unless the Directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them.

98.2

Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of such power or discretion by any person or committee to whom it has been delegated.

98.3

The Directors may make regulations in relation to the proceedings of committees or sub- committees. Subject to any such regulations, the meetings and proceedings of any committee or sub-committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors (with such amendments as are necessary).

99	LOCAL BOARDS AND MANAGERS

99.1	The Directors may establish any local boards or appoint managers or agents to manage any of the affairs of the Company, in any location they think fit, and may:

99.1.1	appoint any persons to be managers or agents or members of such local boards, and may fix their remuneration;

99.1.2	delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate;

99.1.3	remove any person so appointed and may annul or vary any such delegation; and

99.1.4	authorize the members of any local boards, or any of them, to fill any vacancies on such boards and to act notwithstanding vacancies.

99.2	Any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit.

100	APPOINTMENT OF ATTORNEY

100.1

The Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.

100.2	Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit.

100.3	The Directors may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in the attorney.

SECRETARY

101	SECRETARY

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between the Secretary and the Company. If thought fit, two or more persons may be appointed as Joint Secretaries. The Directors or the Secretary may also appoint from time to time, on such terms as they or he may think fit, one or more Deputy and/or Assistant Secretaries.

102	MINUTES

102.1	The Board shall cause minutes to be recorded for the purpose of:

102.1.1	all appointment of officers made by the Board;

102.1.2

all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the Board and committees of the Board, including the names of the directors present at each such meeting; and

102.1.3	all resolutions of the Company.

102.2	Any such minutes must be kept for the period specified in the Act.

103	THE SEAL

103.1

The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorized by the Directors for that purpose. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued.

103.2

Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors or by a Director or other person authorized for the purpose by the Directors in the presence of a witness unless the Directors decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

103.3	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

103.4	Any instrument signed by:

103.4.1	one Director and the Secretary;

103.4.2	by two Directors; or

103.4.3	by a Director in the presence of a witness who attests the signature, and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

AUTHENTICATION OF DOCUMENTS

104	AUTHENTICATION OF DOCUMENTS

104.1	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

104.1.1	any document affecting the constitution of the Company;

104.1.2	any resolution passed at a General Meeting or at a meeting of the Directors or any committee; and

104.1.3	any book, record, document or account relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

104.2 Where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody of it shall be deemed to be a person appointed by the Directors for the purpose of Article 104.1.

104.3

A document purporting to be a copy of any such resolution or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favor of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

REGISTERS

105	REGISTERS

105.1

The Company or the Directors on behalf of the Company may cause to be kept in any territory an overseas branch register of members resident in any such territory and the Directors may make, and vary, such arrangements as they may think fit in relation to the keeping of any such register.

105.2	Any Director or the Secretary or any other person appointed by the Board for the purpose shall have the power to authenticate and certify as true copies of and extracts from:

105.2.1	any document comprising of affecting the constitution of the Company, whether in hard copy form or electronic form;

105.2.2	any resolution passed by the Company, any holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

105.2.3	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including, without limitation, the Accounts).

105.3

If certified in this way, a document purporting to be a copy of the resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

106	DECLARATION OF FINAL DIVIDENDS

106.1	Subject to the provisions of the Act, the Company may by ordinary resolution declare final dividends.

106.2	No dividend shall be declared unless it has been recommended by the Directors and does not exceed the amount recommended by the Directors.

107	FIXED AND INTERIM DIVIDENDS

107.1	Subject to the provisions of the Act, if and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may:

107.1.1	pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the dates prescribed for the payment of such dividends; and

107.1.2	pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

107.2

Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of any fixed or interim dividend on any other class of shares having rights ranking after or equal with those shares.

108	DISTRIBUTION IN SPECIE

108.1

Without prejudice to Article 107, the Company may by ordinary resolution direct payment of a dividend in whole or in part by the transfer of specific assets, or by procuring the receipt by shareholders of specific assets, of equivalent value (including paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution.

108.2	Where any difficulty arises in regard to such distribution, the Directors may make such arrangements as they think fit, including:

108.2.1	issuing fractional certificates (or ignoring fractions);

108.2.2	fixing the value of any of the assets to be transferred;

108.2.3	paying cash to any member on the basis of the value fixed for the assets in order to adjust the rights of members; and

108.2.4	vesting any assets in trustees.

109	RANKING OF SHARES FOR DIVIDEND

109.1	Unless and to the extent that the rights attached to any shares or the terms of issue of those shares provide otherwise, all dividends shall be:

109.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

109.1.2	apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

109.2	If the terms of issue of a share provide that it ranks for dividends as from a particular date then that share will rank for dividends as from that date.

109.3	For the purposes of this Article 109, no amount paid on a share in advance of the date on which such payment is due shall be treated as paid on the share.

110	MANNER OF PAYMENT OF DIVIDENDS

110.1	Any dividend or other sum payable on or in respect of a share shall be paid to:

110.1.1	the holder of that share;

110.1.2	if the share is held by more than one person, whichever of the joint holders’ names appears first in the Register;

110.1.3	if the member is no longer entitled to the share, the person or persons entitled to it; or

110.1.4	such other person or persons as the member (or, in the case of joint holders of a share, all of them) may direct and such person shall be the “payee” for the purpose of this Article 110.

110.2	Such dividend or other sum may be paid:

110.2.1	by cheque sent by post to the payee or, where there is more than one payee, to any one of them at the address shown in the Register or such address as that person notifies the Company in writing;

110.2.2	by bank transfer to such account as the payee or payees shall in writing direct;

110.2.3	(if so authorized by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system); or

110.2.4	by such other method of payment as the payee or payees and the Directors may agree.

110.3

Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may reasonably select.

110.4

Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

111	RECORD DATE FOR DIVIDENDS

Notwithstanding any other provision of these Articles, but subject to the Act and rights attached to shares, the Directors may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid. The power to fix any such record date shall include the power to fix a time on the chosen date.

112	NO INTEREST ON DIVIDENDS

The Company shall not pay interest on any dividend or other sum payable on or in respect of a share unless the terms of issue of that share or the provisions of any agreement between the Company and the holder of that share provide otherwise.

113	RETENTION OF DIVIDENDS

113.1

The Directors may retain all or part of any dividend or other sum payable on or in respect of a share on which the Company has a lien in respect of which the Directors are entitled to issue an enforcement notice.

113.2	The Directors shall apply any amounts retained pursuant to Article 113.1 in or towards satisfaction of the moneys payable to the Company in respect of that share.

113.3	The Directors shall notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been applied.

113.4	The Directors may retain the dividends payable upon shares:

113.4.1	in respect of which any person is entitled to become a member pursuant to Article 35 until such person shall become a member in respect of such shares; or

113.4.2	which any person is entitled to transfer pursuant to Article 35 until such person has transferred those shares.

114	UNCLAIMED DIVIDEND

114.1

The Board may cease to send any cheque, warrant or order (or other means of payment) by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

114.2	Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed.

114.3	The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of that amount.

114.4

If a dividend remains unclaimed after a period of twelve years from the date on which it was declared or became due for payment the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum.

115	WAIVER OF DIVIDEND

A shareholder or other person entitled to a dividend may waive it in whole or in part. The waiver of any dividend shall be effective only if such waiver is in writing and signed or authenticated in accordance with Article 124 by the shareholder or the person entitled to the dividend and delivered to the Company.

116	CALLS OR DEBTS MAY BE DEDUCTED

The Directors may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share, provided that this Article 116 shall not apply to any shares held by DTC.

SCRIP DIVIDENDS

117	SCRIP DIVIDENDS

117.1	The Directors may offer to ordinary shareholders the right to elect to receive an allotment of new ordinary shares (“Scrip Shares”) credited as fully paid in lieu of the whole or part of a dividend.

117.2

The Directors shall not allot Scrip Shares unless so authorized by ordinary resolution of the Company. Such a resolution may give authority in relation to particular dividends or may extend to all dividends declared or paid in the period specified in the resolution. Such period may not be longer than five years from the date of the resolution.

117.3

The Directors may, without the need for any further ordinary resolution of the Company, offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the next Annual General Meeting.

117.4	The Directors may offer such rights of election to shareholders either:

117.4.1	in respect of the next dividend proposed to be paid; or

117.4.2

in respect of that dividend and all subsequent dividends until such time as the election is revoked or the authority given pursuant to Article 117.2 expires without being renewed (whichever is the earlier).

117.5

The number of the Scrip Shares to be allotted in lieu of any amount of dividend shall be decided by the Directors and shall be such whole number of ordinary shares as have a value equal to or as near as possible to but in no event greater than such amount. For such purpose, the value of an ordinary share shall be the volume weighted average price of an ordinary share on the New York Stock Exchange on each of the first five trading days on which the ordinary shares are quoted as being “ex” the relevant dividend. No fraction of an ordinary share shall be allotted.

117.6

If the Directors resolve to offer a right of election they shall give written notice of such right to the ordinary shareholders specifying the procedures to be followed in order to exercise such right. No notice need be given to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but the Directors shall instead send such shareholder a reminder of the election made, indicating how that election may be revoked in time for the next dividend proposed to be paid.

117.7

If a member has elected to receive Scrip Shares in place of a dividend, that dividend (or that part of the dividend in respect of which a right of election has been given) shall not be payable on ordinary shares in respect of which the share election has been duly exercised and has not been revoked (the “elected Ordinary Shares”). In place of such dividend, the following provisions shall apply:

117.7.1	such number of Scrip Shares as are calculated in accordance with Article 117.5 shall be allotted to the holders of the elected Ordinary Shares;

117.7.2

unless the Uncertificated Securities Regulations require otherwise, if the elected Ordinary Shares are in uncertificated form on the Record Date then the Scrip Shares shall be issued as uncertificated shares;

117.7.3	if the elected Ordinary Shares are in certificated form on the Record Date then the Scrip Shares shall be issued as certificated shares;

117.7.4

the Directors shall capitalize in accordance with the provisions of Article 9 (without the need for a separate ordinary resolution of the Company) a sum equal to the aggregate nominal amount of the Scrip Shares to be allotted and shall apply that sum in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares; and

117.7.5	the Scrip Shares allotted shall rank equally in all respects with the fully paid ordinary shares then in issue save only as regards participation in the relevant dividend.

117.8

No fraction of an ordinary share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including that the whole or part of the benefit of those fractions accrues to the Company or that the fractional entitlements are accrued and/or retained on behalf of any ordinary shareholder.

117.9

In relation to any particular proposed dividend, the Directors may in their absolute discretion resolve and shall so resolve if the Company has insufficient reserves or otherwise does not have the necessary authorities or approvals to issue new ordinary shares:

117.9.1	that shareholders shall not be entitled to make any election to receive shares in place of a cash dividend and that any election previously made shall not extend to such dividend; or

117.9.2

at any time prior to the allotment of the ordinary shares which would otherwise be allotted in lieu of that dividend, that all elections to take shares shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

ACCOUNTS

118	ACCOUNTING RECORDS

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Act shall be kept at the Office, or at such place as the Directors think fit. No person shall have any right simply by virtue of being a member to inspect any account or book or document of the Company except as conferred by the Act or ordered by a court of competent jurisdiction or authorized by the Directors.

COMMUNICATIONS WITH MEMBERS

119	SERVICE OF NOTICES

119.1

The Company may, subject to and in accordance with the Act and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website.

119.2

The Company Communications Provisions have effect, subject to the provisions of Articles 119 to 122, for the purposes of any provision of the Act or these Articles that authorizes or requires notices, documents or information to be sent or supplied by or to the Company.

119.3

Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of twenty four hours after the time it was posted (or forty eight hours where first class mail or an equivalent service is not employed for members with a registered address in the United Kingdom). In proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

119.4

Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient twenty four hours after it was transmitted and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

119.5

Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or, in accordance with this Article 119, is deemed to have received) notice of the fact that the material was available on the website.

119.6

Any notice, document or information which is sent or supplied by the Company by means of a relevant system shall be deemed to have been received by the recipient twenty four hours after the Company or any sponsoring system-participant acting on the Company’s behalf sends the issuer-instruction relating to the notice, document or information.

119.7

An accidental failure to send or late sending of, or non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

119.8	The provisions of this Article 119 shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

119.9

A notice, document or information served or delivered by the Company by any other means authorized in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorized to take for that purpose.

119.10	A member present at a General Meeting of the Company is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

120	COMMUNICATION WITH JOINT HOLDERS

120.1

Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share.

120.2

If more than one joint holder gives instructions or notifications to the Company pursuant to these Articles then save where these Articles specifically provide otherwise, the Company shall only recognize the instructions or notifications of whichever of the joint holders’ names appears first in the Register.

120.3

Any notice, document or information which is authorized or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders.

120.4	The provisions of this Article 120 shall have effect in place of the Company Communications Provisions regarding joint holders of shares.

120.5

If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give instructions to the Company and give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

121	DECEASED AND BANKRUPT MEMBERS

121.1	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

121.1.1	such evidence as the Directors may reasonably require to show such person’s title to the share; and

121.1.2	an address at which notices may be sent or supplied to such person.

121.2	Subject to complying with Article 121. l, such a person shall be entitled to:

121.2.1

have sent or supplied to such address any notice, document or information to which the relevant member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested in the share (whether jointly with or as claiming through or under such person); and

121.2.2

give instructions or notifications to the Company pursuant to these Articles in relation to the relevant shares and the Company may treat such instruction or notification as duly given by all persons interested in the share (whether jointly with or as claiming through or under such person).

121.3

Unless a person entitled to the share has complied with Article 121.1, any notice, document or information sent or supplied to the address of any member pursuant to these Articles shall be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder. This Article 121.3 shall apply notwithstanding even if such member is dead or bankrupt or in liquidation, and whether or not the Company has notice of such member’s death or bankruptcy or liquidation.

121.4	The provisions of this Article 121 shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a member.

122	FAILURE TO SUPPLY ADDRESS

122.1

The Company shall not be required to send notices, documents or information to a member who (having no registered address within the United States) has not supplied to the Company either a postal address within the United States or an electronic address for the service of notices. Any notice that, notwithstanding this Article 122, is sent to a member whose registered address is not within the United States shall be deemed to have been sent for information purposes only.

122.2

If the Company sends more than one document to a member on separate occasions during a twelve month period and each of them is returned undelivered then that member will not be entitled to receive notices from the Company until the member has supplied a new postal or electronic address for the service of notices.

123	SUSPENSION OF POSTAL SERVICES

Where, by any suspension or curtailment of postal services, the Company is unable effectively to give notice of a General Meeting, or meeting of the holders of any class of shares, the Directors may decide that the only persons to whom notice of the affected General Meeting must be sent are the Directors, the Company’s auditors, those members to whom notice to convene the General Meeting can validly be sent by electronic means and those members to whom notification as to the availability of the notice of meeting on a website can validly be sent by electronic means. In any such case the Company shall also:

123.1	advertise the General Meeting via the Company’s investor relations page at www.cushmanwakefield.com/investorrelations; and

123.2

send or supply a confirmatory copy of the notice to members in the same manner as it sends or supplies notices under Article 41 if at least seven clear days before the meeting the posting of notices again becomes practicable.

124	SIGNATURE OR AUTHENTICATION OF DOCUMENTS SENT BY ELECTRONIC MEANS

Where these Articles require a notice or other document to be signed or authenticated by a member or other person, then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorized by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

125	STATUTORY PROVISIONS AS TO NOTICES

Nothing in any of these Articles shall affect any provision of the Act that requires or permits any particular notice, document or information to be sent or supplied in any particular manner.

WINDING UP

126	DIRECTORS’ POWER TO PETITION

126.1	The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

126.2

On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

DESTRUCTION OF DOCUMENTS

127	DESTRUCTION OF DOCUMENTS

127.1	The Company may destroy:

127.1.1	all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration;

127.1.2	all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording of them;

127.1.3	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

127.1.4	all proxy appointments from one year after the end of the meeting to which the appointment relates; and

127.1.5	any other document on the basis of which any entry in the register is made at any time after ten years from the date an entry in the register was first made in respect of it.

127.2	It shall conclusively be presumed in favor of the Company that:

127.2.1	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

127.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

127.2.3	every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

127.2.4	every other document mentioned in this Article 127 so destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

127.3	The provisions of this Article 127:

127.3.1	shall apply only to the destruction of a document in good faith and without notice of any claim to which the document might be relevant; and

127.3.2

shall not be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than provided by this Article 127 or in any other circumstances, which would not attach to the Company in the absence of this Article 127.

127.4

Any document referred to in this Article 127 may, subject to the Act, be destroyed before the end of the relevant period so long as a copy of such document (whether made electronically or by any other means) has been made and is retained until the end of the relevant period.

127.5	References in this Article 127 to the destruction of any document include references to its disposal in any manner.

DIRECTORS’ LIABILITIES

128	INDEMNITY

128.1	So far as may be permitted by the Act every Relevant Officer may be indemnified by the Company out of its own funds against:

128.1.1

any liability incurred by or attaching to the Relevant Officer in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company other than:

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability of the kind referred to in section 234(3) of the Act; and

128.1.2

any other liability incurred by or attaching to the Relevant Officer in relation to or in connection with the Relevant Officer’s duties, powers or office, including in connection with the activities of the Company or an Associated Company in its capacity as a trustee of an occupational pension scheme, subject to the limitations provided for in section 234(3) of the Act.

128.2

Where a Relevant Officer is indemnified against any liability in accordance with this Article 128, such indemnity may extend to all costs, charges, losses, expenses and liabilities incurred by the Relevant Officer in relation thereto.

128.3	In this Article 128:

128.3.1	“Associated Company” shall have the same meaning as in section 256 of the Act, and

128.3.2	“Relevant Officer” means a Director, former director, officer or former officer of the Company or of an Associated Company of the Company.

129	INSURANCE

129.1	Without prejudice to Article 128, the Directors shall have power to purchase and maintain insurance for or for the benefit of:

129.1.1	any person who is or was at any time a Director, Secretary or officer of any Relevant Company (as defined in Article 129.2); or

129.1.2

any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including insurance against any liability (including all costs, charges, losses and expenses in relation to such liability) incurred by or attaching to such person in relation to such person’s duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme.

129.2	For the purpose of Article 129.1, “Relevant Company” shall mean:

129.2.1	the Company;

129.2.2	any holding company of the Company;

129.2.3

any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

129.2.4	any subsidiary undertaking of the Company or of such other body.

130	DEFENCE EXPENDITURE

130.1	So far as may be permitted by the Act, the Company may:

130.1.1	provide a Relevant Officer with funds (including in advance) to meet expenditure incurred or to be incurred by the Relevant Officer:

(i)

in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or an Associated Company of the Company; or

(ii)	in connection with any application for relief under the provisions mentioned in section 205(5) of the Act; and

130.1.2	do anything to enable any such Relevant Officer to avoid incurring such expenditure.

130.2	The terms set out in section 205(2) of the Act shall apply to any provision of funds or other things done under Article 130.1.

130.3	So far as may be permitted by the Act, the Company:

130.3.1

may provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer in defending himself/herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company; and

130.3.2	may do anything to enable any such Relevant Officer to avoid incurring such expenditure.

130.4	In this Article 130:

130.4.1	“Associated Company” shall have the same meaning as in section 256 of the Act; and

130.4.2	“Relevant Officer” means a Director, former Director, Secretary or officer of the Company or of an Associated Company of the Company.

131	FORUM

131.1

Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

131.2

Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring shares, the member submits to the exclusive jurisdiction of the courts of England and Wales all disputes between himself or herself (in that member’s capacity as such) and the Company or the Director, or related to or connected with any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company and/or the Board and/or any of the directors, former directors, officers or other employees or members individually, arising out of or in connection with these Articles or (to the maximum extent permitted by applicable law) otherwise. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares in the capital of the Company shall be deemed to have notice of and consents to the provisions of this Article 131.

131.3	The governing law of these Articles is the law of England and Wales and these Articles shall be interpreted in accordance with the laws of England and Wales.

132	OTHER DEPOSITARY INTERESTS

132.1

The Directors shall, subject always to applicable law and the provisions of these Articles, have power to implement or approve (or both) any arrangements which they may, in their absolute discretion, think fit in relation to (without limitation) the evidencing of title to and transfer of Depositary Interests or similar interests in shares.

132.2

The Directors may from time to time take such actions and do such things as they may, in their absolute direction, think fit in relation to the operation of any such arrangements under Article 132.1 including, without limitation, treating Depositary Interest Holders as if they were holders directly of the shares or interests in shares represented thereby for the purposes of compliance with any obligations imposed under these Articles on members.

132.3

If and to the extent that the Directors implement or approve (or both) any arrangements in relation to the evidencing of title to and transfer of Depositary Interests or similar interests in shares in accordance with Articles 132.2 and 132.3, the Directors shall ensure that such arrangements provide (in so far as is practicable):

132.3.1

a Depositary Interest Holder with the same or equivalent rights as a member of the Company, including, without limitation, in relation to the exercise of voting rights and provision of information; and

132.3.2

the Company and the Directors with the same or equivalent powers as given under these Articles in respect of a member of the Company, including, without limitation, the powers of the Directors under Article 69, so that such power may be exercised against a Depositary Interest Holder and the shares or interest in shares represented by such Depositary Interest Holder.

133	MANDATORY OFFER PROVISIONS

133.1	A person (other than a Depositary) must not:

133.1.1	effect or purport to effect a Prohibited Acquisition (as defined in Article 133.11); or

133.1.2	except as a result of a Permitted Acquisition (as defined in Article 133.8):

(i)

whether by a series of transactions over a period of time or not, acquire an interest in shares which (taken together with shares in which persons determined by the Board to be acting in concert with him or her are interested) carry 30 per cent or more of the voting rights of the Company; or

(ii)

whilst he or she (together with persons determined by the Board to be acting in concert with him or her) is interested in shares that in aggregate carry not less than 30 per cent but not more than 50 per cent of the voting rights of the Company, acquire, whether by himself or herself or with persons determined by the Board to be acting in concert with him or her, an interest in any other shares that (taken together with any interests in shares held by persons determined by the Board to be acting in concert with him or her) increases the percentage of shares carrying voting rights in which he or she is interested, (each of (i) and (ii), a “Limit”).

133.2

Where any person (other than a Depositary) breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

133.3

Where the Board has any reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected, it may require any member or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide details of (i) any persons acting in concert with such member or other person, (ii) any interests in shares of such member (or other person or any persons acting in concert with them), and (iii) any other information, as in each case the Board considers appropriate to determine any of the matters under this Article 133.

131.4

Where the Board determines (at any time and without any requirement to have first exercised any of its rights under Article 133.3) that any Limit is breached (and, in the case of a breach of a Limit which is capable of becoming a Permitted Acquisition in accordance with the provisions of Article 133.8.3, at any time that such acquisition has not become a Permitted Acquisition) or any Prohibited Acquisition has been effected (or is purported) by any person (such person, together with any persons determined by the Board to be acting in concert with him or her, being “Breaching Persons”), the Board may do all or any of the following:

131.4.1

require any member or person appearing or purporting to be interested in any shares of the Company or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide such information as the Board considers appropriate to determine any of the matters under this Article 133 (including, without limitation, information regarding (i) any persons acting in concert with such member or other person, and (ii) any interests in shares of such member (or other person or any persons acting in concert with any of them);

131.4.2	have regard to such public filings as it considers appropriate to determine any of the matters under this Article 133;

131.4.3	make such determinations under this Article 133 as it thinks fit, either after calling for submissions from affected members or other persons or without calling for such submissions;

131.4.4

determine that, in respect of any shares held by the Breaching Persons, or in respect of which the Breaching Persons are interested, in breach of this Article 133 (together, “Relevant Shares”), any shares voted (either personally or by proxy) at a General Meeting or at a separate meeting of the holders of a class of shares or on a poll shall be disregarded and shall not be counted by the Company with respect to the matter(s) being voted upon;

131.4.5

determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the Relevant Shares that has been paid by the Company shall be repayable in full on demand by the Breaching Person upon receipt of a written notice to the same from the Company (or, to the extent that the relevant member elected, pursuant to Article 117, to receive shares instead of a dividend, such shares will be surrendered to the Company for nil consideration);

131.4.6

determine that no transfer of any certificated Relevant Shares (other than any Relevant Shares held by a Depositary in its capacity as Depositary) to or from a Breaching Person shall be registered; and

131.4.7	take such other action as it thinks fit for the purposes of this Article 133, including:

(i)	prescribing rules (not inconsistent with this Article 133);

(ii)	setting deadlines for the provision of information;

(iii)	drawing adverse inferences where information requested is not provided;

(iv)	making determinations or interim determinations;

(v)	appointing an expert to advise the Board on any issues arising from this Article 133, including any questions of interpretation;

(vi)	executing documents on behalf of a member;

(vii)	converting any Relevant Shares held in uncertificated form into certificated form, or vice-versa;

(viii)	paying costs and expenses out of proceeds of sale; and

(ix)	changing any decision or determination or rule previously made.

131.5

For the purpose of enforcing the sanction in Article 133.4.6, the Board may give notice to the relevant member requiring the member to change the Relevant Shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any Relevant Shares held in certificated form to uncertificated form. If the member does not comply with the notice, the Board may require the Operator to convert Relevant Shares held in uncertificated form into certificated form in the name and on behalf of the relevant member in accordance with the Uncertificated Securities Regulations.

131.6

Where any Relevant Shares are held by any Depositary in its capacity as a Depositary, the provisions of this Article 133 shall be treated as applying only to such Relevant Shares held by any such Depositary and not to any other shares held by the relevant Depositary.

131.7

The Depositary shall not be in breach of Article 133. 1 or Article 133.2 or be a Breaching Person solely as a result of holding any shares (or interests in shares) in its capacity as Depositary, provided that any shares held by the Depositary may still be Relevant Shares. Notwithstanding the preceding sentences, all interests in shares (including Depositary Shares) held by or on behalf of persons other than the Depositary shall be taken into account for all purposes of this Article 133.

131.8

An acquisition is a “Permitted Acquisition” (or, in the case of Article 133.8.3, an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the other provisions of, Article 133.8.3) if:

131.8.1	the Board consents in advance to the acquisition or the acquisition is pursuant to an offer made by or on behalf of the acquirer that is recommended by the Board, or

131.8.2	the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that the Board determines otherwise:

(i)	for all of the issued and outstanding shares of the Company (except not necessarily for those already held by the acquirer),

(ii)	in cash (or accompanied by a cash alternative),

(iii)	at a price not less than the highest price at which the Offeror (or any person acting in concert with it) has acquired or been issued shares in the 12 month period prior to such offer being made,

(iv)	with the offer being open for acceptances for at least 14 days after such offer becomes or is declared unconditional as to acceptances, and

(v)	otherwise in accordance with the provisions of the City Code (as if the City Code applied to the Company), or

131.8.3	the acquisition is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(i)

no further acquisitions are made by the acquirer (or any persons determined by the Board to be acting in concert with him or her) other than (i) pursuant to a Mandatory Offer made in accordance with Article 133.8.3(ii) or (ii) that are Permitted Acquisitions under Article 133.8.1, 131.8.4 or 131.8.5, provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 133.8.3(ii)) shall be or become, in any event, a Permitted Acquisition under this Article 133.8.3(i), and

(i)

the acquirer makes, within 7 days of such breach, and does not subsequently withdraw, an offer which, except to the extent the Board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the City Code (as if it so applied to the Company) (a “Mandatory Offer”), and (for the avoidance of doubt) acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 133.8.3) also be Permitted Acquisitions, or

131.8.4	the acquisition was approved previously by an ordinary resolution passed by a General Meeting if no votes are cast in favour of the resolution by:

(i)	the person proposing to make the acquisition and any persons determined by the Board to be acting in concert with him or her; or

(ii)

the persons (if any) from whom the acquirer (together with persons determined by the Board to be acting in concert with him or her) has agreed to acquire shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of shares by the acquirer or any persons determined by the Board to be acting in concert with him or her; or

131.8.5

there is an increase in the percentage of the voting rights attributable to an interest in shares held by a person or by persons determined by the Board to be acting in concert with him or her and such an increase would constitute a breach of any Limit where such increase results from the Company redeeming or purchasing its own shares or interests in shares.

131.9

Unless the Board determines otherwise, in the case of a Permitted Acquisition pursuant to Article 133.8.1, 133.8.2 or 133.8.3 above, an offer must also be made in accordance with Rule 15 of the City Code (as if Rule 15 applied to the Company).

131.10

No acquisition of any interest in shares which would give rise to a requirement for an offer pursuant to Article 133.8.3 may be made (and the Board shall be entitled to refuse to register any transfer of shares effecting such acquisition) if the making or implementation of such offer would or might be dependent on the passing of a resolution at any meeting of members of the offeror or upon any other conditions, consents or arrangements without the permission of the Board.

131.11

Unless (a) the acquisition is a Permitted Acquisition, or (b) the Board determines otherwise, an acquisition of an interest in shares is a “Prohibited Acquisition” if Rules 4 (Restrictions on dealings), 5 (Timing restrictions on acquisitions), 6 (Acquisition resulting in an obligation to offer a minimum level of consideration), 8.1 (Disclosure by an Offeror), 8.4 (Disclosure by Concert Parties) or 11 (Nature of consideration to be offered) of the City Code would in whole or part apply to the acquisition if the Company were subject to the City Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in breach of or otherwise would not comply with Rules 4, 5, 6, 8.1, 8.4 or 11 of the City Code.

131.12

The Board has full authority to determine the application of this Article 133 including as to the deemed application of relevant parts of the City Code (as if it applied to the Company). Such authority shall include all discretion vested in the Panel on Takeovers and Mergers (as if the City Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the Board acting in good faith and on such grounds as the Board shall genuinely consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the Board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with this Article 133.

131.13

At all times when the Company is in an offer period pursuant to Article 133.8.3, each member (other than a Depositary) shall comply with the disclosure obligations set out in Rule 8 of the City Code as if the City Code applied to the Company, provided that members shall make any required disclosures to the Board on a private basis.

131.14

Neither a Depositary nor a receiver, liquidator or administrator of a company, or any other insolvency or bankruptcy official, is required to make an offer under Article 133.8.3 when he or it acquires an interest in shares carrying 30 per cent or more of the voting rights in the Company in his or its capacity as such, but Article 133.8.3 shall, for the avoidance of doubt, apply to a purchaser from any such liquidator or administrator of the company or any other insolvency or bankruptcy official.

131.15

Any one of more of the Directors may act as the attorney(s) of any member in relation to the execution of documents and other actions to be taken for the sale of Relevant Shares determined by the Board under this Article 133.

131.16

No nominee of an offeror or persons acting in concert with it may be appointed as a director, nor may an offeror or any persons acting in concert with it exercise the votes attaching to any shares until the relevant offer has been declared unconditional in all respects.

131.17

If a Director is affiliated with any offeror or persons acting in concert with it under this Article 133, he or she shall forthwith vacate his or her office if his or her resignation is requested by notice tendered at a meeting of the Board by a majority of the other Directors who are not so affiliated. For the purposes of this Article 133.17, like notices signed by each such Director shall be effective as a single notice signed by all such Directors.

131.18

If any provision under this Article 133 or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Article 133. Each provision of this Article 133 is severable from every other provision of this Article 133, and each such part of each provision of such Article is severable from every other part of such provision.

131.19

Where used in this Article 133, the phrase “City Code” shall mean the City Code on Takeovers and Mergers as promulgated by the Panel on Takeovers and Mergers, as amended from time to time, and the phrase “Panel on Takeovers and Mergers” shall mean the Panel on Takeovers and Mergers or such other authority designated as the supervisory authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers under the EC Directive on Takeover Bids (2004/25/EC).

131.20

Where used in this Article 133, the phrases “offer”, “interest in shares”, “acting in concert” and “voting rights” shall have the meanings ascribed to them in the City Code. For the avoidance of doubt, an interest in shares includes an interest in Depositary Interests.

131.21

This Article 133 only applies whilst the City Code does not apply to the Company. Nothing in this Article 133 shall apply to any sale, transfer or grant of shares or any interest in shares by, or acquisition of shares or any interest in shares from an Investor (or any of its Affiliates), unless the Investor (or Affiliate) otherwise determines by notice in writing to the Company in any case, provided that such Investor (and its Affiliates) has the right to sell shares pursuant to a Permitted Acquisition in the same manner as other members. Nothing in this Article 133 shall apply to any acquisition of shares or any interest in shares by an Investor (or any of its Affiliates).

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF CUSHMAN & WAKEFIELD PLC

Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Cushman & Wakefield pie (the “Company”), the Board of Directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one Share Purchase Right (a “Right”) for each outstanding Ordinary Share or Depositary Interest of the Company (the “Ordinary Shares”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder Ordinary Shares, Depositary Interests or shares of any other class or series of the Company as specified in the Rights Plan (a “Share”), subject to adjustment.

Initially, the Rights would be attached to all outstanding Ordinary Shares or Depositary Interests, as applicable, and no separate certificates evidencing Rights (each, a “Rights Certificate”) would be distributed. Subject to certain exceptions that would be specified in the Rights Plan, the Rights would separate from the Ordinary Shares or Depositary Interests, as applicable, upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (other than any Investor) (an “Acquiring Person”) had acquired beneficial ownership of 15 per cent or more of the outstanding Ordinary Shares and Depositary Interests (the “Share Acquisition Date”), other than as a result of repurchases of Ordinary Shares and Depositary Interests by the Company or acquisitions by certain Exempt Persons (as defined below), or (ii) 10 Business Days (or such later date as the Board would determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of the events described in clauses (i) and (ii) herein being called the “Distribution Date”). An “Exempt Person” would mean each person that beneficially owns, on the date that the Rights are declared (the “Rights Dividend Declaration Date”), a number of Ordinary Shares and Depositary Interests representing more than 15 per cent of the outstanding Ordinary Shares and Depositary Interests, except that each such person would be considered an Exempt Person only if and so long as the Ordinary Shares and Depositary Interests that are beneficially owned by such person do not exceed the number of Ordinary Shares and Depositary Interests which are beneficially owned by such person on the Rights Dividend Declaration Date, plus any additional Ordinary Shares and Depositary Interests representing not more than 1 per cent of the Ordinary Shares and Depositary Interests then outstanding, and except that a person would cease to be an Exempt Person immediately at such time as such person ceases to be the beneficial owner of more than 15 per cent of the outstanding Ordinary Shares and Depositary Interests.

Until the Distribution Date, (i) the Rights would be evidenced by the balances in the book-entry account system of the transfer agent for the Ordinary Shares and Depositary Interests registered in the names of the holders of the Ordinary Shares and Depositary Interests,

(ii) any confirmation or written notices sent to holders of the Ordinary Shares and Depositary Interests in book-entry form and any new certificates evidencing the Ordinary Shares or Depositary Interests, as applicable, issued after the Record Date would contain a notation incorporating the Rights Plan by reference, and (iii) the transfer of Ordinary Shares or Depositary Interests outstanding, as applicable, would also constitute the transfer of the Rights associated with such Ordinary Shares or Depositary Interests, as applicable. Pursuant to the Rights Plan, the Company would reserve the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole Shares, as applicable, would be issued.

The Rights would not be exercisable until the Distribution Date and would expire on a date certain to be specified in the Rights Plan (the “Final Expiration Date”), unless the Rights Plan were earlier terminated or such date were extended or the Rights were earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates would be mailed to holders of record of the Ordinary Shares and Depositary Interests, as applicable, as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone would represent the Rights.

In the event that a person were to become an Acquiring Person, each holder of a Right would thereafter have the right to receive, upon exercise, Ordinary Shares or Depositary Interests, as applicable (or, in certain circumstances, cash, property or other securities of the Company), having a value (as determined pursuant to the Rights Plan) equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that were, or (under certain circumstances specified in the Rights Plan) had been, beneficially owned by any Acquiring Person would be null and void.

In the event that a person were to become an Acquiring Person and (i) the Company were to engage in a merger or other business combination transaction in which the Company were not the surviving corporation, (ii) the Company were to engage in a merger or other business combination transaction in which the Company was the surviving corporation and the Ordinary Shares and Depositary Interests of the Company were changed or exchanged, or (iii) 50 per cent or more of the Company’s assets, cash flow or earning power were sold or transferred, each holder of a Right (except Rights which had previously been voided as set forth above) would thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph would be referred to as the “Triggering Events”.

At any time after a person or group were to become an Acquiring Person and prior to the acquisition by such person or group of 50 per cent or more of the outstanding Ordinary Shares and Depositary Interests, the Board of Directors would have the right to exchange the Rights (other than Rights owned by such person or group which had become null and void), in whole or in part, for Shares at an exchange ratio of one Share per Right (subject to adjustment). If an insufficient number of Shares were available for such exchange despite the Company’s good faith efforts to authorize additional Shares, the Company would substitute a number of shares of another equity or debt security of the Company or a fraction thereof for each Share that would otherwise be issuable.

The Purchase Price payable, and the number of Shares or property issuable, upon exercise of the Rights would be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares, (ii) if holders of the Shares were granted certain rights or warrants to subscribe for Shares or convertible securities at less than the current market price of the Shares, or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price would be required until cumulative adjustments amounted to at least 1 per cent of the Purchase Price. No fractional Units would be issued and, in lieu thereof, an adjustment in cash would be made based on the market price of the Shares on the last trading date prior to the date of exercise.

At any time prior to the Share Acquisition Date, the Company would have the right to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Ordinary Shares or other consideration deemed appropriate by the Board of Directors) or amend the Rights Plan to change the Final Expiration Date to another date, including without limitation an earlier date. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights would terminate and the only right of the holders of Rights would be to receive the $0.001 redemption price.

Until a Right were to be exercised, the holder thereof, as such, would have no separate rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights would not generally be taxable to shareholders or to the Company, shareholders could, depending upon the circumstances, recognize taxable income in the event that the Rights were to become exercisable for Ordinary Shares (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Plan could be amended by the Board of Directors of the Company prior to the Share Acquisition Date. After the Share Acquisition Date, the provisions of the Rights Plan could only be amended by the Board of Directors in order to cure any ambiguity, to correct any defect or inconsistency or to make changes that would not adversely affect the interests of holders of Rights.

Copies of the Rights Plan would be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A of the Company and as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Plan would also be made available free of charge from the Company.